                                                              Indian Ridge Plaza
                                                              Mishawaka, Indiana

                                     LEASE

                                    between

                          CIRCUIT CITY STORES, INC.,

                                   as Tenant

                                      and

                FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-4

                              dated April 8, 1996

                      INDIAN RIDGE PLAZA SHOPPING CENTER

                                 TABLE OF CONTENTS
                                 -----------------

                                                                            Page
                                                                            ----


1.  Leased Property.........................................................  1
     (a)    Grant of Premises...............................................  1
     (b)    Existing Phar-Mor Store.........................................  2

2.  Construction of Existing Building and Improvements......................  2

3.  Lease Term..............................................................  3

4.  Base Rent...............................................................  4
     (i)    Main Term.......................................................  5
     (ii)   Option Periods..................................................  5
     (iii)  Additional Rent.................................................  5

5.  Description of Shopping Center by Landlord..............................  6

6.  Easements and Rights of Use.............................................  7
     (a)    Construction Easements..........................................  7
     (b)    Footing and Foundation Easements................................  8
     (c)    Encroachments...................................................  8
     (d)    Utility Rights..................................................  9
     (e)    Common Area Easement............................................  9
     (f)    Non-Dedication..................................................  9

7.  Common Areas and Common Area Maintenance................................ 10
     (a)    Definition of Common Areas...................................... 10
     (b)    CAM Charges..................................................... 10
     (c)    Tenant Payments................................................. 12
     (d)    Examination of Landlord's Records............................... 14

8.  Signs and Communications Equipment...................................... 14
     (a)    Signs........................................................... 14
     (b)    Communications Equipment........................................ 15

9.  Taxes................................................................... 15
     (a)    Taxes Contemplated Hereunder.................................... 15
     (b)    Payment of Real Estate Taxes.................................... 15
     (c)    Contest of Real Estate Taxes and/or Assessed
             Valuation of Property.......................................... 17
     (d)    Payment Following Appeal........................................ 17

10. Maintenance, Repairs and Replacements................................... 17

11. Payment of Utility Bills................................................ 20

12. Alterations............................................................. 20

13. Mechanics' Liens........................................................ 21

14. Insurance............................................................... 22
     (a)    Property Damage................................................. 22
     (b)    Liability Insurance............................................. 23
     (c)    Workers' Compensation Insurance................................. 23
     (d)    Self-Insurance.................................................. 23
     (e)    Common Area, Additional Area and Third Party Tenant Insurance
              and Insurance During Landlord's Construction.................. 23
     (f)    Policy Provisions............................................... 25
     (g)    Waiver of Right of Recovery and Subrogation..................... 25
     (h)    Evidence of Insurance........................................... 26
     (i)    Indemnities..................................................... 26

15. Damages by Fire or Other Casualty....................................... 27
     (a)    Less Than Forty Percent (40%)................................... 27
     (b)    Forty Percent (40%) or More..................................... 28
     (c)    Common Area and Additional Area................................. 28
     (d)    Last Two (2) Years of Main Term or Option Period................ 29
     (e)    Application of Funds............................................ 30
     (f)    Disbursement.................................................... 31

16. Condemnation............................................................ 31
     (b)    Tenant's Rights Upon Taking or Substantial Taking............... 32
     (c)    Tenant's Rights Upon Less Than Substantial Taking............... 32
     (d)    Landlord's Obligations Upon Any Taking.......................... 33
     (e)    Rights Upon Temporary Taking.................................... 33
     (f)    Taking of the Pylon Sign(s)..................................... 34
     (g)    Tenant's Right Upon Condemnation................................ 34

17. Assignment and Subletting............................................... 34

18. Use..................................................................... 36

19. Warranties and Representations.......................................... 37

20. Estoppel Certificates................................................... 47

21. Subordination, Non-Disturbance and Attornment........................... 48

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22. Change of Landlord...................................................... 49

23. Tenant's Financing...................................................... 50

24. Tenant's Property and Waiver of Landlord's Lien......................... 50

25. Memorandum of Lease, Rent Commencement Date Agreement................... 51

26. Expiration of Term and Holding Over..................................... 51

27. "For Rent" Signs........................................................ 52

28. Force Majeure........................................................... 52

29. Events of Tenant's Default.............................................. 53
     (a)    Failure to Pay Rent, Breach..................................... 53
     (b)    Bankruptcy...................................................... 53

30. Landlord's Remedies..................................................... 54
     (a)    Continue Lease.................................................. 54
     (b)    Terminate Lease................................................. 55
     (c)    Reimbursement of Landlord's Costs in Exercising Remedies........ 56
     (d)    Remedies Are Cumulative......................................... 56

31. Events of Landlord's Default; Tenant's Remedies......................... 57

32. Waiver.................................................................. 58

33. Compliance with Applicable Laws......................................... 58

34. Notices................................................................. 59

35. Brokers................................................................. 60

36. Miscellaneous........................................................... 60
     (a)    Headings and Gender............................................. 60
     (b)    Construction.................................................... 61
     (c)    Waiver of Jury Trial............................................ 61
     (d)    Relationship of Landlord-Tenant................................. 61
     (e)    Entire Agreement; Merger........................................ 61
     (f)    Attorneys' Fees................................................. 61
     (g)    Partial Invalidity.............................................. 62
     (h)    Consents........................................................ 62

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     (i)    Holidays........................................................ 62
     (k)    Successors and Assigns.......................................... 62
     (l)    Counterparts.................................................... 62
     (m)    Trademarks and Trade Names...................................... 62

37. Effectiveness of Lease; Tenant's Right to Terminate..................... 63

38. Confidentiality......................................................... 65

39. Ownership of Buildings and Improvements................................. 65

40. Limitation of Right of Recovery......................................... 66

41. Survival................................................................ 66

42. Self-Help............................................................... 66

43. Adjacent Tracts......................................................... 67

                                                              INDIAN RIDGE PLAZA
                                                              MISHAWAKA, INDIANA

                                     LEASE
                                     -----


          This LEASE is made as of the 8th day of April, 1996, by and between FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-4, an Illinois limited partnership, by and through its authorized agent, EQUITY PROPERTIES AND DEVELOPMENT LIMITED PARTNERSHIP, an Illinois limited partnership, having an address at Two North Riverside Plaza, Suite 100, Chicago, Illinois 60606-2689 ("Landlord"), and CIRCUIT CITY STORES, INC., a Virginia corporation having an address at 9950 Mayland Drive, Richmond, Virginia 23233 ("Tenant").

                             W I T N E S S E T H:

          That for and in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Leased Property.
          ---------------

          (a) Grant of Premises. Landlord demises and leases to Tenant and
              -----------------
Tenant leases and takes from Landlord, commencing on Landlord's delivery of the "Premises" (as defined below) to Tenant, all those certain "Premises" consisting of the "Existing Building" and additional "Leasehold Improvements" (both as defined below), containing as and when same are constructed or renovated approximately 44,428 square feet, as more particularly shown (approximately) outlined in red on Exhibit "A" hereto (the "Site Plan"), together with exclusive
                   -----------
rights in the four (4) parking spaces labelled "Customer Pick-Up" in front of the Existing Building as shown on the Site Plan, together with the right to use certain Common Areas as set forth in paragraph 6 below, all located in Indian Ridge Plaza (the "Shopping Center") which consists of that certain real property with buildings and improvements constructed or to be constructed thereon, located at Grape Road and the Indiana East-West Tollroad (Interstate 80/90), lying and being in the City of Mishawaka (the "City"), County of St. Joseph, State of Indiana (the "State"), and more particularly shown on the Site Plan and described by metes and bounds or platted lot legal description on Exhibit "A-1"
                                                                  -------------
attached hereto and made a part hereof for all purposes. All of the Shopping Center exclusive of the Premises is "Landlord's Premises". Landlord hereby grants to Tenant the benefit of all of those certain easement and similar rights granted Landlord under those three (3) reciprocal easement agreements, as supplemented and amended, described on Exhibit "F" attached hereto as Permitted Exceptions (i.e. the Toys "R" Us, May Department Store and Vicorp REA's, hereinafter referred to collectively as the "REA's"). Landlord agrees that it will enforce its rights (and Tenant's beneficial rights) granted in the REA's, including, without limitation, those relating to access, parking, restrictions and prohibitions in the Shopping Center, and should Landlord fail to enforce same, Tenant may do so, at Tenant's option, in accordance with the self-help remedy permitted in this Lease, and/or may exercise any other remedies available to Tenant in connection with Landlord's failure.

          (b) Existing Phar-Mor Store. Tenant acknowledges that the 44,428
              -----------------------
square feet of ground floor space to be leased pursuant to the terms of this Lease consists of an existing retail building which has previously been open for business to the public as a Phar-Mor Store (the "Existing Building"). This existing Phar-Mor Store is more particularly shown on Exhibit "A". Tenant
                                                      -----------
acknowledges that it has inspected the Premises and is familiar with the condition thereof. Landlord shall deliver the Premises to Tenant and Tenant shall accept same in "as is" condition. Tenant agrees that no representations respecting the condition of the Premises and no promises to decorate, alter, repair or improve the Premises either before or after the execution hereof have been made by Landlord or its agents to Tenant, except as otherwise set forth herein. Notwithstanding the foregoing, Landlord acknowledges that it has represented and warranted to Tenant that prior to execution of this Lease, Landlord has terminated its lease agreement with Phar-Mor and Landlord shall cause any memorandum of such lease, if any, to be released of record title immediately upon execution of this Lease.

     2.   Construction of Existing Building and Improvements.  Commencing
          --------------------------------------------------
immediately upon "delivery of the Premises" (as defined in Exhibit "C" and
                                                           -----------
incorporated herein by reference for all purposes), Tenant shall have the right to renovate and improve the Existing Building with the "Leasehold Improvements" and "Common Area Improvements" (hereinafter defined). The "Leasehold Improvements" shall mean the following improvements: improvements to the Existing Building which when completed will cause the Existing Building to contain approximately 44,428 square feet of "Gross Leasable Area" (hereinafter defined) initially for use as a Circuit City Superstore, all in accordance with the "Plans and Specifications" (as defined in Exhibit "C") approved by Landlord
                                              -----------
in accordance with Exhibit "C" attached hereto.  The "Common Area Improvements"
                   -----------
shall mean the following improvements: loading ramps,
sidewalks, trash compactor, transformer pad, with areas for car stereo installation facilities, delivery and four (4) customer pick-up spaces exclusively for Tenant's use, and other appurtenances and improvements which shall be constructed on the outside of the Existing Building (other than Tenant's building signage and alucobond tower) all in accordance with the "Plans and Specifications" (as defined in Exhibit "C") approved by Landlord in
                                   -----------
accordance with Exhibit "C" attached hereto. The Leasehold Improvements and the
                -----------
Common Area Improvements shall hereafter be referred to together as the "Improvements".

     3.   Lease Term. The renovation and construction term (the "Construction
          ----------
Term") of this Lease shall commence on the date of Landlord's delivery of the Premises to Tenant in accordance with, and in the condition specified in this Lease, and shall end on the "Rent Commencement Date" (as defined in paragraph 4 below). The main term (the "Main Term") of the Lease shall commence on the Rent Commencement Date and shall end on the last day of January following the twentieth (20th) anniversary of the Rent Commencement Date.

     In addition to the Main Term, so long as Tenant is not then in default under this Lease beyond any applicable cure period, Tenant shall have the option (each such right referred to herein as a "Renewal Option") to renew and extend the Lease for two (2) consecutive five (5) year periods (each such period referred to as an "Option Period" and collectively as the "Option Periods") immediately following the Main Term, at the Base Rent specified below. Tenant shall give Landlord written notice of its election to exercise any Renewal Option at least one hundred eighty (180) days prior to the expiration of the Main Term or any then-current Option Period, as applicable; provided, however, that in order to avoid any forfeiture or inadvertent lapse of such Renewal Option, if Tenant shall fail to give any such notice within the one hundred eighty (180) day time limit and shall not have given Landlord prior written notice of its intent not to exercise its Renewal Option, then and as often as the same shall occur, Tenant's right to exercise such Renewal Option shall nevertheless continue, as shall its tenancy hereunder (under the same terms and conditions as theretofore in effect and notwithstanding that the Main Term or then-current Option Period shall have expired), until ten (10) business days after Landlord shall have given Tenant a written notice of Landlord's election to terminate the Renewal Option, during which period Tenant may exercise its Renewal Option at any time prior to the expiration of such ten (10) business day period. Upon the giving of notice of renewal and extension in accordance with the foregoing provisions, the Term (defined below) of this Lease shall thereupon be renewed and extended in accordance with such notice without further act by Landlord or Tenant, the same as if such notice had been timely given hereunder. Any termination, expiration, cancellation or surrender of this Lease shall terminate all Renewal Options.

     The Construction Term, Main Term and each Option Period as to which Tenant exercises a Renewal Option are, collectively, the "Term". The term "Lease Year" shall mean each successive period of twelve (12) consecutive calendar months, commencing on the first day of each February during the Term, except that the first Lease Year shall commence on the Rent Commencement Date and shall end on the last day of January following the first anniversary of the Rent Commencement Date. On the expiration, or sooner termination, of the Term, Tenant shall quit and surrender the Premises in accordance with the terms of this Lease and in good order, condition and repair, ordinary wear and tear excepted, free and clear of (a) all lettings and occupancies other than a subtenant under a sublease permitted under this Lease and (b) all agreements, easements, encumbrances and other liens other than those to which this Lease was subject on the date of execution hereof and those created or consented to in writing by Landlord. Tenant shall leave the Premises in broom clean condition and shall deliver all keys for the Premises to the person and at the place specified by Landlord, and inform Landlord of all combinations on locks, safes and any vaults in the Premises.

     4.   Base Rent. During the Construction Term, Tenant shall have no rental
          ---------
obligations nor shall Tenant be responsible for any Real Estate Taxes (as defined in paragraph 9) or CAM Charges (as defined in paragraph 7) or any similar costs, fees, rentals or expenses, except as set forth in paragraph 11. Tenant agrees to pay base rent ("Base Rent") for the Premises in the amounts and in the manner specified hereunder, commencing on the earlier of (i) the date Tenant opens for business to the public at the Premises or (ii) July 1, 1996 (the "Rent Commencement Date").

     Tenant shall pay Base Rent in advance, in equal monthly installments, in lawful money of the United States, without any prior demand, on the first day of each succeeding calendar month throughout the Term, with appropriate proration of any partial calendar month or Lease Year, to the address given for Landlord in paragraph 34 hereof, unless Landlord shall give Tenant written notice of a change of address or of the party to whom such rents shall be payable. Base Rent shall be paid pursuant to the following schedule:

               (i) Main Term. During the first five (5) Lease Years, Tenant
                   ---------
shall pay annual Base Rent in the amount of Two Hundred Eighty Eight Thousand Seven Hundred and Eighty Two and No/100 Dollars ($288,782.00), payable in equal monthly installments of Twenty Four Thousand Sixty Five and 17/00 Dollars ($24,065.17). If any Lease Year is other than twelve (12) months in length, annual Base Rent during such Lease Year shall be the product of the applicable monthly Base Rent times the number of months in such Lease Year, with appropriate proration for any partial calendar month therein. Annual Base Rent shall increase on the first day of the sixth (6th) and every succeeding fifth
(5th) Lease Year by the lesser of (a) Fifty Cents ($.50) per square foot of Gross Leasable Area of the Premises or (b) two (2) times the percentage increase in the "CPI-U" (as defined below) during the five (5) year period ending on October 31 of the fifth (5th) (or, as applicable, any succeeding fifth (5th)) Lease Year multiplied by the annual Base Rent in effect during the five (5) year period over which said CPI-U increase is measured. As used herein, the CPI-U shall be the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average. If at any time during the Term the CPI-U shall be discontinued, Landlord and Tenant shall mutually and reasonably agree to substitute an existing official index published by the Bureau of Labor Statistics or its successor or another similar index most nearly equivalent to the CPI-U.

               (ii) Option Periods. During the first Option Period, Tenant shall
                    --------------
pay annual Base Rent in the amount of Three Hundred Eighty Eight Thousand Seven Hundred Forty Five and 00/100 Dollars ($388,745.00), payable in equal monthly installments of Thirty Two Thousand Three Hundred Ninety Five and 42/100 Dollars ($32,395.42). Annual Base Rent shall increase on the first (1st) day of the second Option Period by the lesser of (a) Fifty Cents ($.50) per square foot of Gross Leasable Area of the Premises or (b) two (2) times the percentage increase in the CPI-U during the five (5) year period ending on October 31 of the last Lease Year of the first Option Period multiplied by the annual Base Rent in effect during the first Option Period.

               (iii) Additional Rent. In addition to Base Rent, Tenant shall pay
                     ---------------
to Landlord as "Additional Rent" all sums of money (i.e. CAM Charges, Tenant's Pro Rata Share of Real Estate Taxes, and sums expended by Landlord in exercising its remedies) required to be paid pursuant to this Lease, whether or not such sums are specifically described as Additional Rent. If any such sums are not paid when required under this Lease, they shall be collectible as Additional Rent with the next installment of Base Rent thereafter due.

     2.   Description of Shopping Center by Landlord.  Landlord covenants that
          ------------------------------------------
the location of buildings and other tenant space in the Shopping Center is as generally shown on the Site Plan, and the parking ratio for the Shopping Center shall be at least as shown thereon, but in no event shall said ratio be less than the greater of (i) four and one-half (4.5) spaces (for full-sized automobiles) per 1,000 square feet of Gross Leasable Area of the Shopping Center or (ii) that required by applicable zoning requirements. All such parking is at ground level. Landlord shall refrain from interfering with the conduct of Tenant's business. Landlord shall keep and maintain or cause the "Common Areas" (as defined in paragraph 7) in the Shopping Center to be kept and maintained in good condition and repair and shall not operate, or permit to be operated, in the Shopping Center any activity which constitutes a nuisance, overburdens the available utilities, or violates any of the "Site Covenants" contained in subparagraph 19(a)(ix) or the prohibited activities set forth in subparagraph 19(a)(viii). Notwithstanding anything contained herein to the contrary, references to the "Shopping Center" and to "Common Areas" as used in this Lease with respect to the parking ratio required to be maintained by Landlord and Landlord's maintenance and repair obligations shall mean and include the three
(3) tracts adjacent to the Landlord's Premises not currently owned by Landlord shown on the Site Plan as the Toys "R" Us Tract, May Department Store Tract and the Vicorp Tract (the "Adjacent Tracts"); accordingly, CAM Charges (as defined in paragraph 7 below) shall include expenses, charges or costs incurred by Landlord with respect to the maintenance and repair of the Common Areas on the Adjacent Tracts to the extent the nature or type of charge incurred is permitted by the terms of paragraph 7 to be charged as a CAM Charge, and the denominator used in calculating Tenant's Pro Rata Share (hereinafter defined) of such maintenance and repair costs shall include the number of square feet of improvements on or to the Adjacent Tracts. However, to the extent Landlord is ever reimbursed by an owner of an Adjacent Tract an amount in excess of that owner's pro rata share of common area charges (calculated in the same manner as Tenant's Pro Rata Share), pursuant to a maintenance agreement or otherwise, Landlord will reimburse to Tenant a portion of such reimbursement on an equitable basis with other tenants in the Shopping Center. Additionally, Landlord agrees that, to the extent Landlord has control or may exercise control through the REA's, with respect to the Adjacent Tracts, Landlord shall cause the Adjacent Tracts to comply with the terms of this Lease, so that the rights and protective covenants granted Tenant hereunder with respect to Landlord's Premises shall similarly be granted with respect to the Adjacent Tracts, i.e. Site Covenants, prohibited uses, access to Grape Road and Indian Ridge, access to Tenant's loading dock area from the west behind the Toys "R" Us Tract, Tenant's Preferred Area (defined below), etc.

     3.   Easements and Rights of Use. In addition to and simultaneously with
          ---------------------------
the lease of the Premises, Landlord grants to Tenant certain nonexclusive leasehold easements over and upon, and the right to use certain areas of the Shopping Center, as set forth below, during the Term, which rights and easements shall expire or terminate simultaneously with this Lease, except as provided below.

          (a) Construction Easements. During the period of Tenant's renovation
              ----------------------
of the Existing Building and construction of the Improvements, and any period of renovation or reconstruction thereafter, Landlord grants to Tenant a nonexclusive easement across a mutually agreeable designated route in the Common Areas (as defined in paragraph 7 below) for the purpose of construction access to the Premises. In addition, Landlord grants to Tenant an exclusive easement for a construction staging area (the "Staging Area") of approximately 10,000 square feet, in a portion of the Common Areas at a mutually agreeable location within a reasonable distance of the Premises, the location of which is shown on the Site Plan, for Tenant's use in storing its construction equipment, construction vehicles, construction workers' vehicles, trailers, materials, sheds and other items to be used by Tenant in the course of its construction, for which items Tenant shall be solely responsible. Once during Tenant's construction, Landlord shall have the right by reasonable written notice to Tenant to require Tenant to relocate the Staging Area provided such relocated Staging Area is constructed by Landlord at its sole cost and expense and is reasonably located in terms of access and distance to the Existing Building.

Tenant's construction activities in the Shopping Center shall be subject to Landlord's reasonable control, including without limitation Landlord's right to:

          (a) specify points of delivery of construction materials to the Shopping Center in close proximity to the Premises and convenient routes within the Shopping Center to be used for delivery thereof to the Staging Area and/or the Premises, and

          (b) require Tenant to maintain the Staging Area and the Premises in a reasonably clean and neat condition at all times. Tenant shall place a fence around the Premises and the Staging Area during construction of the Improvements at Tenant's sole cost and expense. The use of such easements by Tenant shall not result in damage or injury to the buildings or other improvements of Landlord, and shall not unreasonably interfere with the business or construction operations conducted by Landlord. Tenant will indemnify and hold Landlord harmless from such damage or injury to the buildings, roads, utilities, landscaping or other improvements at the Shopping Center, from unreasonable interference with the business or construction operations conducted by Landlord or any other tenant at the Shopping Center, and from any and all claims, liability, costs or expenses in connection with death or personal injury resulting from Tenant's use of this easement. After the initial construction of the Improvements, these easements shall automatically terminate; provided, however, Landlord agrees to grant Tenant equivalent temporary construction easements in connection with any required, approved, or permitted reconstruction, alteration or repairs as provided herein.

          (b) Footing and Foundation Easements. Landlord grants to Tenant, and
              --------------------------------
Tenant grants to Landlord, the right to use Landlord's Premises and the Premises, as appropriate (i) for the construction and maintenance of foundations, footings, supports and demising walls; (ii) to allow their respective leased premises to abut and connect; (iii) for roof projections, allowing the grantee to tie its building into the adjoining building by flashing and reglets; and (iv) for encroachments which reasonably occur in the construction of the building components set forth in subparagraphs (i) through
(iii) above. No such attachment or connection shall be made, however, unless detailed plans therefor shall have been timely submitted to and approved by the party to whose building the attachment is to be made, which approval shall not be unreasonably withheld.

          (c) Encroachments. Each party grants to the other a right to use, not
              -------------
to exceed twelve (12) inches in width (unless the grantor thereof approves in advance a greater width) for the maintenance of canopies, decorative facia, roofs and other overhangs, awnings, utility vaults, staircases, signs, lights, pillars and other like projections and encroachments over and across Landlord's Premises or the Premises, as applicable, to the extent that such projections and encroachments shall exist after completion of all construction or reconstruction (if any part is damaged or destroyed and then rebuilt), and such other encroachments necessary for Tenant to use and operate as truck wells, trash compactor, customer pick-up area and car stereo installation facility, as shown in the plans and specifications.

          (d) Utility Rights. During the Term, upon prior reasonable request of
              --------------
Tenant, Landlord agrees to obtain such underground, public or private utility easements as Tenant deems necessary, without unreasonably interfering with the use by Landlord of the Common Areas, for the benefit of the Premises. For the purpose of exercising the rights granted in this subparagraph 6(c), Tenant and/or the utility provider shall have the right to enter upon and use the Common Areas to install the utility systems, to such extent and so long as reasonably necessary to accomplish such purpose, subject to restoration of the Common Areas following such installation and any other reasonable conditions and requirements imposed by Landlord.

          (e) Common Area Easement. During the Term, Landlord grants to Tenant,
              --------------------
for the benefit of the Premises, the nonexclusive right, privilege and easement (the "Common Area Easement") to use the Common Areas for their intended purposes and to permit Tenant and its employees, agents, subtenants, assignees, licensees, suppliers, customers and invitees to use the same, in common with Landlord, its successors, assigns, employees, agents, lessees, licensees, suppliers, customers and invitees and all other persons claiming by or through Landlord, for the purposes (without limitation) of parking and pedestrian, service and vehicular access, ingress and egress to, from and between the Premises and the Shopping Center and the streets and highways abutting and adjacent to the Shopping Center, without payment of any fee or other charge therefor. It is specifically agreed that with respect to the parking spaces designated on the Site Plan as Tenant's "Customer Pick-Up", notwithstanding the fact the same are in, and constitute a part of, the "Common Areas", such parking spaces shall be used exclusively by Tenant's customers, invitees and patrons. In addition, Tenant shall have the right to use such

Common Areas as are immediately adjacent to the Premises and within the Tenant's Preferred Area as shown on the Site Plan up to four (4) times annually for "sidewalk sales" (lasting no longer than one (1) week each), seasonal and promotional sales and other sales customary to Tenant's business operations. Other than as specifically set forth herein, the Common Area Easement shall at all times be subject to the exclusive control and management by Landlord, the rights of Landlord and of other tenants, and such reasonable rules and regulations as Landlord may, from time to time, impose (provided same are uniformly enforced).

          (f) Non-Dedication. None of the rights and easements granted by the
              --------------
parties to this Lease is intended, nor shall any of them be construed, as a dedication of any portion of the Shopping Center for public use, and the parties will refrain from taking any action which would cause such a dedication and will take whatever steps may be necessary to avoid any such dedication, except as may be agreed upon in writing by the parties hereto or their respective successors or assigns.

     4.   Common Areas and Common Area Maintenance.
          ----------------------------------------

          (a) Definition of Common Areas. The term "Common Areas" shall mean and
              --------------------------
include the parking areas, lanes, drives, entrances, automobile and truck passageways, loading platforms, sidewalks, elevators, escalators, ramps, stairways, landscaped and other unpaved areas, parking lot lighting, facilities and equipment, Landlord's pylon sign(s), directional, traffic and monument sign structure(s) and shared utility facilities servicing the Shopping Center (including any such areas and facilities contained within outparcels and adjacent tracts but reserved to the benefit of the Shopping Center occupants) and intended and available for the common use of all of the tenants within the Shopping Center (including any outparcel and other adjacent occupants which contribute toward "CAM Charges" (as defined below) and which are not responsible for separate maintenance of such outparcels or tracts), their subtenants, licensees, and business invitees. Landlord shall be responsible for operating, maintaining and repairing the Common Areas in a manner consistent with the highest quality and excellence of similarly well maintained shopping centers in the metropolitan area in which the Shopping Center is located and as is reasonably necessary and appropriate, including, but not limited to, cleaning, maintenance of Landlord's pylon and other sign structure(s), snow removal and ice treatment, removal of Common Area trash and garbage, lighting, repairing, repaving and restriping the parking area, and maintaining, replanting and replacing landscaping, and all insurance applicable to Landlord's Premises as required under this Lease, all such work to be referred to collectively as "Common Area Maintenance."

          (b) CAM Charges. For the purpose of this paragraph 7, the cost of
              -----------
Common Area Maintenance (the "CAM Charges") shall include (i) costs and expenses incurred by Landlord in its reasonable business judgment as appropriate and for the best interest of the Shopping Center in operating, equipping, replacing, repairing, securing, insuring and maintaining the Common Areas consistent with the obligation set forth in paragraph 7(a) above (and all systems related thereto) and (ii) Landlord's overhead expenses for administering same (or in lieu thereof a management fee) in an amount not to exceed seven percent (7%) of the total of such costs (specifically excluding from such total the amounts paid by Landlord and Tenant for insurance, capital expenditures, Real Estate Taxes and separately metered utilities serving the Common Areas). Notwithstanding anything contained in this Lease to the contrary, the following shall not be included in the CAM Charges:

          (1) real estate taxes paid, and maintenance performed, on separately assessed and/or maintained outparcels or other adjacent tracts not reserved to the benefit of the Shopping Center occupants;

          (2) any dues or charges for a merchants' or other association of the tenants in the Shopping Center;

          (3) maintenance, repairs or replacements to the Common Areas (but not other portions of the Shopping Center) necessitated by the negligent or willful wrongful act of the Landlord or made to correct any construction, defect or condition to any buildings (including exterior walls thereof) or utility systems not part of the Common Areas;

          (4) repairs or replacements necessitated by any governmental entity or by the negligence or the willful wrongful action of Landlord or any other tenant or made to correct any initial construction or renovation defect or condition in existence prior to the Rent Commencement Date of this Lease or to correct damage caused by subsidence or adverse or substandard soil conditions during the first five (5) years of the Lease Term;

          (5) amounts paid to entities related to Landlord in excess of the cost of such services from any competitive source for the same quality of service;

          (6) amounts reimbursable from insurance proceeds, under warranty or by Tenant, any other tenant in the Shopping Center or any other third party other than pursuant to a Common Area expense provision similar to this paragraph 7;

          (7) amounts reimbursable to Landlord under any of the REA's or related agreements (e.g. the Maintenance Agreement dated June 12, 1987 between Mishawaka Retail Associates Limited Partnership and Toys "R" Us, Inc.) relating to the Shopping Center, e.g. cost of maintenance of the Kids "R" Us sign on Landlord's pylon sign in the Shopping Center;

          (8) premiums for Common Area liability insurance for coverage in excess of the limits established in paragraph 14(e) below;

          (9) repairs or replacements of a capital nature (whether or not life of such repairs or replacements and provided that repairs or replacements are not the direct result of initial defects in materials or workmanship);

          (10) replacements (other than patching and similar minor periodic maintenance) to the parking lot or other paved areas during the first five
     (5) "CAM Years" (as defined below);

          (11) reserves for anticipated future expenses;

          (12) interest, late charges or penalties incurred as a result of Landlord's failure to pay bills in a timely manner;

          (13) Landlord's personnel, overhead, home office or administrative expenses except as set forth in subparagraph (b)(ii) above;

          (14) amounts incurred to remediate any Hazardous Substances (as defined in the Construction Provisions) so long as not introduced at the Shopping Center by Tenant; or

          (15) other maintenance expenses not considered normal and customary under generally accepted accounting principles or shopping center industry standards.

CAM Charges shall be in an amount consistent with the costs incurred by other landlords of similar shopping centers in the City (but not greater than as described in this paragraph 7(b)), and in all events such charges shall be obtained at competitive rates.

          (a) Tenant Payments. Commencing on the Rent Commencement Date and
              ---------------
continuing until the expiration of the first full Lease Year, Tenant shall pay to Landlord a fee equal to $1.12 per square foot of ground-floor Gross Leasable Area in the Existing Building per annum (which fee shall be adjusted for years thereafter to more accurately reflect the actual CAM Charges), payable in equal monthly installments, as its share of CAM Charges. Thereafter, the annual charge shall be computed on the basis of periods of twelve (12) consecutive calendar months, as designated by Landlord (each such period is a "CAM Year"), and shall be paid by Tenant in equal monthly installments, in advance, on the first day of each month during such CAM Year. For any period within the Term which is less than a full CAM Year, the annual charge shall be appropriately prorated. Within sixty (60) days after the end of the first CAM Year and each CAM Year thereafter, Landlord will furnish to Tenant a statement showing in detail (with such substantiating documentation as Tenant may reasonably request) the amount of the CAM Charges for the preceding CAM Year and the then-current number of square feet of ground-floor Gross Leasable Area in the Shopping Center (excluding the square footage of any improvements located on any outparcels which do not contribute towards CAM Charges and which are responsible for separate maintenance of such outparcels). Any necessary adjustment with respect to amounts owed by either party for such preceding CAM Year shall thereupon be made; and the monthly payments to be made by Tenant for the ensuing year shall be estimated according to the Common Area maintenance budget prepared by Landlord and delivered to Tenant. Subject to adjustments as herein contemplated, Tenant's share (such fraction being referred to herein as "Tenant's Pro Rata Share") of CAM Charges after the first CAM Year shall always be the product of the CAM Charges multiplied by a fraction, the numerator of which is the number of square feet of the ground-floor Gross Leasable Area in the Existing Building and the denominator of which is the number of square feet of the Gross Leasable Area (including the area of any outside sales area exclusive to a single occupant but excluding the square footage of any improvements located on any outparcels which do not contribute towards CAM Charges and which are responsible for separate maintenance of such outparcels) in the Shopping Center. The term "Gross Leasable Area" shall mean (a) with respect to each building or structure in the Shopping Center, the number of square feet of floor area at each level or story of such structure or building lying within the exterior faces of the exterior walls (except party walls, as to which the centerline, not the exterior faces, shall be used for measurement purposes), and (b) with respect to any outside sales area, the number of square feet of floor area as measured from the outside of the exterior wall of any adjacent building to the actual exterior perimeters of such outside sales area, including any aisles, fences or walls included therein. Notwithstanding the foregoing, Gross Leasable Area shall not include (i) penthouse or other physically separated areas used exclusively for electrical, telephone or other mechanical equipment, (ii) loading docks which are not heated or air conditioned, (iii) upper levels of multi-deck stock areas, including offices at second levels thereof, or (iv) basement area used exclusively for storage incidental to the retail use of the premises. Changes in applicable floor areas shall result in corresponding adjustments of Tenant's Pro Rata Share, but in no event shall the denominator of the fraction by which Tenant's Pro Rata Share is determined be less than the Gross Leasable Area of the Shopping Center as shown on the Site Plan, except as the result of adjustments in said Gross Leasable Area due to an area damaged by a casualty event or condemned as part of a permanent Taking (as hereinafter defined) which Landlord is not required to reconstruct pursuant to the terms hereof, which becomes part of Common Area. The remainder of CAM Charges shall be borne by Landlord and/or other tenants.

          (b) Examination of Landlord's Records. Tenant shall have the right,
              ---------------------------------
from time to time, but not more often than once as to any CAM Year and no later than two (2) years after the end of such CAM Year, to examine and make copies of the records pertaining to CAM Charges for such CAM Year. Tenant's right of examination shall be exercised during reasonable business hours at Landlord's principal records office on at least two (2) days' prior notice to Landlord. If such examination shall disclose any overcharge by Landlord, Landlord shall promptly reimburse Tenant for any overpayment of Tenant's Pro Rata Share of CAM Charges; and if such overpayment by Tenant is in excess of three percent (3%) of the actual Tenant's Pro Rata Share of CAM Charges, Landlord shall reimburse Tenant for the reasonable cost of such examination or audit. Tenant shall promptly reimburse Landlord for any underpayment disclosed by such examination.

     2.   Signs and Communications Equipment.
          ----------------------------------

          (a) Signs. Tenant shall be entitled to install and utilize during the
              -----
term of this Lease a doublesided "face panel" identifying Tenant's store, in the same position on the existing pylon sign for the Shopping Center previously utilized by Phar-Mor. Attached as a portion of Exhibit "E" are plans and specifications for Tenant's current
             -----------
prototypical face panels and for Tenant's building signage, which Landlord hereby approves upon its execution of this Lease, including but not limited to Tenant's "tag" signage advertising Tenant's main product lines, and a wall sign on the rear of the Building facing the East-West Tollway. Notwithstanding the foregoing, Tenant shall be entitled without Landlord's consent, but subject to governmental requirements, as aforesaid, to replace any and all of its signs with signage consistent with Tenant's then-current prototypical sign plans. In the event of an assignment, subletting, or Transfer as a result of which Tenant is no longer occupying any portion of the Premises, Tenant's signs may be replaced by signs identifying the appropriate assignee or subtenant, provided that the specific design of such signage shall be subject to Landlord's review and approval, which shall not be unreasonably withheld, conditioned or delayed. Nothing contained herein shall imply that Landlord warrants governmental approval of any of Tenant's signage.

          (b) Communications Equipment. Tenant may, from time to time, install,
              ------------------------
maintain and/or replace any satellite dishes or antennas on the roof and/or exterior walls or parapet of the Existing Building as Tenant deems necessary or desirable, provided same shall not adversely and materially affect the roof or the structural elements thereof. Upon removal by Tenant of any satellite dishes or antennas, Tenant shall repair any damage done in connection with such removal. All work performed by Tenant in accordance with this paragraph shall be done without cost, expense or liability to Landlord in accordance with the requirements of all laws, ordinances, codes, orders, rules and regulations of all governmental and quasi-governmental authorities having jurisdiction in conjunction with any such work, and in such a manner as to not void Landlord's roof warranty.

     3.   Taxes.
          -----

          (a) Taxes Contemplated Hereunder. The term "Real Estate Taxes" shall
              ----------------------------
mean all general and special real estate taxes and assessments and other ad valorem taxes, rates and levies paid upon or with respect to the Shopping Center, including the Premises, for a calendar year or a portion thereof to any governmental agency or authority and all charges specifically imposed in lieu of any such taxes. Nothing contained in this Lease shall require Tenant to pay any local, county, municipal, state or federal income, franchise, corporate, estate, inheritance, succession, capital levy, business or transfer tax of Landlord, or any local, county, municipal, state or federal income, profits, gross receipts, sales or renewal tax or charge upon the rent or other charges payable by Tenant under this Lease.

          (b) Payment of Real Estate Taxes. Commencing on the Rent Commencement
              ----------------------------
Date, at such intervals as Landlord is required to pay the Real Estate Taxes, Tenant shall pay Tenant's Pro Rata Share of Real Estate Taxes [calculated in the same manner as Tenant's Pro Rata Share of CAM Charges in paragraph 7(c) but excluding from the denominator the Gross Leasable Area of Separately Assessed Tenant's (as hereinafter defined)] levied against the tax parcel or parcels comprising the Shopping Center, excluding Real Estate Taxes levied against a Separately Assessed Tenant (the "Tax Parcel"). Currently, Landlord estimates Tenant's Pro Rata Share of Real Estate Taxes to be $1.46 per square foot of Gross Leasable Area in the Premises per annum. Tenant's Pro Rata Share of Real Estate Taxes shall be net of any early payment discounts available at the time Tenant's payment is due. Tenant shall pay Tenant's Pro Rata Share of Real Estate Taxes within thirty (30) days after Tenant's receipt of Landlord's statement therefor, accompanied by the tax bill on the basis of which such statement is rendered. In the event that Tenant's payment of Tenant's Pro Rata Share of Real Estate Taxes is not timely tendered to Landlord, Tenant shall be liable to Landlord for its pro rata share of any discount which would have been available to Tenant as aforesaid had Tenant made timely payment or for its pro rata share of any penalty which would have been avoided by such timely payment, notwithstanding the fact that Landlord may actually have made timely payment and received the discount or avoided the penalty. Landlord shall pay, or cause the payment of, all Real Estate Taxes before any fine, penalty, interest or cost may be added thereto, become due or be imposed by operation of law for the nonpayment or late payment thereof. In no event shall Tenant be liable for any discount forfeited or penalty incurred as a result of late payment by another tenant or by Landlord. Real Estate Taxes shall be prorated as of the Rent Commencement Date and the expiration or earlier termination of this Lease, and Landlord shall promptly return to Tenant any overpayment made by Tenant not attributable to the period of Tenant's possession of the Premises. Landlord shall remain primarily responsible for such payment notwithstanding the fact that such payment may be made by a tenant of Landlord's Premises or other third party pursuant to an agreement to which Tenant is not a party. In addition, should Landlord fail to pay such

Real Estate Taxes before same become delinquent, Tenant shall have the right, at its election, to cure such failure by payment of delinquent Real Estate Taxes and any interest and penalties due thereon and in such event Tenant may deduct the cost thereof, plus interest at the lesser of fifteen percent (15%) per annum or the highest rate permitted by State law (the "Default Rate"), from the next installment(s) of Base Rent and other charges due hereunder. Tenant shall only exercise its cure right provided immediately above, however, following Tenant's delivery of two (2) written notices of default to Landlord at least thirty (30) days apart, which Landlord fails to cure within thirty (30) days; provided that, the two (2) foregoing notices and cure periods shall only be required to the extent no further penalty would be incurred, foreclosure of a tax lien would not occur, and Tenant would not be otherwise adversely effected as the result thereof. Additionally, Tenant assumes the risks associated with any overpayment of Real Estate Taxes paid by Tenant in exercising its self-help remedy granted immediately above, whether inadvertent or as a result of a contest of the Real Estate Taxes. The term "Separately Assessed Tenant" shall mean any tenant or occupant whose premises within the Shopping Center are separately assessed and included on a separate tax bill and who is obligated to pay the entire amount of such tax bill directly to the taxing authorities or to Landlord.

          (c) Contest of Real Estate Taxes and/or Assessed Valuation of
              ---------------------------------------------------------
Property. Tenant shall have the right, at Tenant's sole expense, to contest the
--------
amount or validity, or otherwise seek an exemption or abatement, of any Real Estate Taxes or to seek a reduction in the valuation of the Premises assessed for Real Estate Tax purposes, by appropriate proceedings diligently conducted in good faith, provided that Tenant shall first have notified Landlord of its intent to do so and Landlord shall have failed to notify Tenant in writing, within five (5) days of receipt of Tenant's notice, that Landlord intends to contest such Real Estate Taxes or seek such a reduction. In any instance where any such action or proceeding is being undertaken by Tenant, Landlord shall cooperate with Tenant, execute any and all documents required in connection therewith and, if required by any law, rule or regulation of the taxing authority, shall join with Tenant in the prosecution thereof.

          (d) Payment Following Appeal. Upon the termination of the proceedings
              ------------------------
set forth in subparagraph (c) above (unless the taxing authority requires that Real Estate Taxes be paid under protest prior to commencement of such proceedings), Tenant shall pay Tenant's Pro

Rata Share of such Real Estate Taxes as finally determined in such proceedings, the payment or partial payment of which may have been deferred during the prosecution of such proceedings. Tenant shall be entitled to a refund from the taxing authority (or if paid by the taxing authority to Landlord, then from Landlord) of any overpayment of Real Estate Taxes relating or allocable to the Premises, as well as a reimbursement of all costs, fees and expenses it incurs in such protest or reassessment from an award made by the taxing authority, or if no such refund is made by the taxing authority, then from any tax refund paid with respect to the Shopping Center as a result of Tenant's protest.

     4.   Maintenance, Repairs and Replacements.  Except (i) for costs covered
          -------------------------------------
by the Landlord's insurance required to be maintained hereunder, (ii) for condemnation proceeds to be received by Tenant, (iii) for obligations arising from the negligent acts or omissions or willful misconduct of Landlord (or its agents, employees or other tenants), or (iv) as otherwise set forth in this Lease, Tenant shall be solely responsible for maintenance of the exterior and interior nonstructural elements of the Existing Building and Leasehold Improvements, including, but not limited to, the following repairs and/or replacements which serve only the Premises: floors (other than structural floors); walls (other than the exterior face or service corridor walls); ceilings; utility meters; pipes and conduits within the Premises; fixtures within the Premises; any mechanical systems pertinent to the loading dock servicing the Premises (including any mechanical systems pertinent to the drainage thereof); electrical, heating, ventilating and air-conditioning equipment and systems located inside the Premises or on the roof of the Shopping Center which are installed by Tenant or which exclusively serve the Premises; sprinkler equipment, fire protection equipment and other equipment within the Premises; the storefront(s); security systems within the Premises; locks and closing devices; window sashes, casements and frames; glass; and doors and door frames. During the last five (5) years of the Term of the Lease (without consideration to the exercise of any additional Renewal Options) Tenant shall be obligated to so install or construct alterations or incur expenditures pursuant to this paragraph; provided, however, that if Tenant is required to expend any sum in satisfaction of its obligations hereunder, and if the resulting improvement to the Premises cannot be fully amortized in accordance with generally accepted accounting principles, or the Internal Revenue Code and Regulations, over the remainder of the Term (without consideration to the exercise of any additional Renewal Options), Tenant shall so notify Landlord and Landlord shall either (a) direct Tenant that Landlord elects not to cause Tenant to make such capital expenditure, and Tenant shall thereby be relieved of any liability for such replacement obligation (unless such capital expenditure involves the HVAC system in the Existing Building, in which event Landlord shall be deemed to have elected (b) immediately following) or (b) direct Tenant to make such capital expenditure in which event Tenant shall be reimbursed by Landlord at the end of the Term by that amount of the cost associated with such replacement, construction or alteration (but not repair costs) for the period beyond the remainder of the Term (with consideration to the exercise of any additional Renewal Options, it being understood that if Tenant exercises a remaining Renewal Option, Landlord shall have no obligation to reimburse a capital expenditure with respect to the HVAC System incurred prior to commencement of the Renewal Period). Landlord shall maintain all structural elements of the Premises (whether or not same serve only the Premises), including, without limitation, the roof, roof structure, flooring system, floor slab, foundation, load bearing walls and exterior structural walls, but shall have no other responsibility for maintenance, repair or replacements to the Premises or any part thereof; provided, however, this provision is in no way intended to limit Landlord's obligation to maintain, repair and replace any and all elements, both structural and non-structural, of the Common Areas pursuant to the terms of this Lease. In addition to the Landlord's maintenance and repair obligations set forth herein and otherwise set forth in this Lease, Landlord agrees to maintain the Improvements immediately surrounding the Existing Building, including sidewalks and landscaping. Should either party fail to perform its obligations under this paragraph 10, the other party may, at its option, effect such maintenance, replacements or repairs, provided that such curing party shall have given the nonperforming party thirty (30) days' prior written notice, except in the case of emergencies (in which event only such notice as may be reasonable under the circumstances shall be required); but further provided that such thirty (30) day period (or reasonable period in event of emergencies) shall be extended in respect of any cure that cannot with reasonable diligence be accomplished within such period so long as the party required to effect such cure has commenced such cure within such thirty (30) day period (or reasonable period in event of emergencies) and thereafter diligently prosecutes such cure to completion; and further provided that, prior to the curing party affecting the maintenance, replacement, or repair obligation of the nonperforming party following expiration of the thirty (30) day period set forth above (as same may be extended as set forth above), the curing party shall deliver a second notice of default to the nonperforming party granting ten (10) additional days in which the nonperforming party may cure its failure, following which continued failure the curing party may then effect its cure. The nonperforming party shall reimburse the other party on demand for the reasonable and actual amount so expended (as evidenced by detailed invoice), plus interest at the Default Rate. However, in the event of emergency repairs, no interest shall accrue if reimbursed within thirty (30) days of request (including detailed invoice) for reimbursement. All maintenance, repairs or replacements shall be done by Tenant or Landlord lien-free and in a good and workmanlike manner consistent with the quality of labor and materials used in originally constructing the Premises and Common Areas, as applicable, and in accordance with all applicable law. In order for Landlord and Tenant to effectively perform their maintenance, repair and replacement obligations hereunder, Tenant and Landlord, as applicable, shall assign to the other party any and all manufacturers' and contractors' warranties relating to such work performed on behalf of the other party to the party who is required to maintain same under the Lease. Tenant agrees that Landlord, its agents, employees, servants or contractors, may, upon 48 hours prior written notice (emergencies excepted) enter the Premises during normal business hours for the purpose of inspecting the condition of same, during which inspections, Landlord shall not unreasonably disturb Tenant's conduct of business in the Premises. Nothing contained in this Lease shall imply any duty on the part of Landlord or Tenant to do any work which the other is required to perform, nor shall it constitute a waiver of one another's default in failing to do the same.

     5.   Payment of Utility Bills. Commencing upon delivery of the Premises,
          ------------------------
Tenant will pay directly to the appropriate utility company or governmental agency, when due, all bills for gas, water, sanitary sewer, electricity, telephone and other public or private utilities used by Tenant with regard to the Improvements. Landlord shall pay when due all utility charges incurred in the operation of the Common Areas and the Shopping Center.

     6.   Alterations.  During the Term, Tenant shall have the right, at its
          -----------
discretion and its sole cost, without Landlord's consent, to make (i) any alterations or modifications necessary or desirable in order to bring the Premises into conformity with Tenant's then-current prototype for similarly sized stores in the midwestern region of the United States, or if none are then located in said region, then nationally and (ii) any interior nonstructural alterations or modifications it may desire. Tenant shall deliver to Landlord a copy of Tenant's building, plans with respect to any such work. With Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right, at its sole cost, to alter, modify or reconstruct the exterior and/or structure of the Existing Building and/or the Improvements. Landlord's withholding of consent as to any structural alteration or modification shall be deemed reasonable only if same is materially inconsistent with the then-existing architecture of any of Tenant's stores, or would impair the structural integrity of the Premises. Tenant shall cause all such alterations to be lien-free (in accordance with paragraph 13) and made and completed at Tenant's cost in a workmanlike manner and in compliance with all applicable law. Should Landlord's consent be required, conceptual plans and specifications for such work shall be provided to Landlord prior to commencement of any such work. Landlord shall be deemed to have consented to such work if written notice of disapproval, with reasons specified, is not received by Tenant within seven (7) working days following Tenant's delivery of such plans and specifications to Landlord, and Landlord continues to fail to so respond on two (2) occasions following delivery to Landlord of written notice of such failure, which notices shall not be given less than seven (7) working days apart. Without cost or expense to Landlord, Landlord shall cooperate with Tenant in the obtaining of any and all licenses, building permits, certificates of occupancy or other governmental approvals which may be required in connection with any such modifications or alterations, and Landlord shall execute, acknowledge and deliver any documents reasonably required in furtherance of such purposes. All improvements or alterations shall be constructed without cost, expense or liability to Landlord in accordance with the requirements of all laws, ordinances, codes, orders, rules and regulations of all governmental and quasi-governmental authorities having jurisdiction. All work shall be governed by the requirements set forth in Exhibit C, to the extent
                                                        ---------
applicable, and shall otherwise be in compliance with the requirements of this Lease.

     7.   Mechanics' Liens. Landlord and Tenant covenant to each other that
          ----------------
they will not permit any lien to be filed against the Premises or the Shopping Center (or any part thereof) as a result of nonpayment for, or disputes with respect to, labor or materials furnished to the Premises or the Shopping Center for or on behalf of Tenant, Landlord or any party claiming by, through, or under Tenant or Landlord, nor shall either party permit any judgment, lien or attachment to lie, as applicable, against the Premises or the Shopping Center. Should any lien of any nature, including but not limited to the foregoing, be filed against the Premises, or the Shopping, Center (or any part thereof), the party on account of whose actions such lien has been filed shall, within thirty
(30) days after receipt of written notice of such lien, cause said lien to be removed, or otherwise protected against execution during good faith contest, by substitution of collateral, posting a bond therefor, escrowing of adequate funds to cover the claim and related transaction costs or such other method as may be permissible under applicable title insurance regulations and reasonably acceptable to the other party hereto. If Tenant shall fail to cause such lien to be so discharged or otherwise protected within thirty (30) days after notice of filing thereof, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same, by paying the amount claimed to be due without inquiring as to the validity of any such lien, and the amount so paid by Landlord, including reasonable attorneys' fees incurred by Landlord in connection therewith, plus interest at the Default Rate from the date of Tenant's receipt of notice from Landlord that Landlord has paid same, shall be due and payable by Tenant to Landlord upon demand as Additional Rent. Furthermore, subject to the terms of this paragraph, in the event Landlord desires or is required to obtain current title insurance covering the Shopping Center or any part thereof, whether such title insurance insures the interest of Landlord, a purchaser or prospective purchaser of the Shopping Center or any part thereof, or any present or future lender, Tenant shall, at Tenant's sole cost and expense, take all action as may be required to induce the title insurance company issuing such title insurance (the cost of such insurance to be paid for by Landlord) to insure over (the cost of such endorsement or coverage to be paid for by Tenant) any mechanic's lien relating to or arising out of the construction of the Improvements which Tenant has allowed to remain filed of record against the Premises or the Shopping Center (or part thereof) more than thirty (30) days after receipt of written notice thereof. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all such title exceptions, and all costs, expenses and attorneys' fees in connection with such title exceptions.

     8.   Insurance.
          ---------

          (a) Property Damage.  During the Construction Term and any period of
              ---------------
Tenant's construction at the Premises, Tenant shall keep or require its general contractor to keep, in full force and effect, a policy of builder's risk insurance covering loss or damage to the Improvements for the full replacement value of all such construction. Additionally, during any time period in which any alterations, additions, improvements, or construction are undertaken, Tenant shall require any contractor performing work on the Premises (and, during the initial renovation, any contractor constructing the Improvements) to carry and maintain, at no expense to Landlord, in addition to worker's compensation insurance as required by the jurisdiction in which the Shopping Center is located, Commercial General Liability Insurance (including, without limitation, Contractor's Liability coverage, Contractual Liability Coverage, Completed Operations coverage, a broad form Property Damage coverage and Contractor's Protective liability) written on an occurrence basis with a minimum combined single limit of Two Million Dollars ($2,000,000) and such limit may be accomplished by means of an umbrella policy. During the Main Term and all Option Periods, Landlord shall keep in full force and effect a policy of fire and extended coverage insurance covering loss or damage to the Premises in the amount of full replacement value of the Premises, exclusive of excavation, footings and foundations, with a commercially reasonable deductible, for which Landlord shall be fully responsible. Landlord, Tenant and Landlord's first "Mortgagee" (as defined in paragraph 21 below), shall be named in such policy or policies as additional insureds as their respective interests may appear. Landlord shall furnish to Tenant a duplicate certificate of insurance showing insurance existing in such amount. Subject to Tenant's rights of self-insurance set forth in subparagraph (d) below, Tenant shall insure the contents of the Premises in an amount equal to the replacement value thereof, with a commercially reasonable deductible for which Tenant shall be fully responsible.

          (b) Liability Insurance. During the Term, Tenant shall keep in full
              -------------------
force with an insurer reasonably acceptable to Landlord a policy of commercial general liability insurance with bodily injury and property damage coverage with respect to the Premises and business operated by Tenant, which shall name Landlord and Landlord's Mortgagee(s) as additional insureds as their respective interests may appear. The limits of such commercial general liability policy shall be not less than $3,000,000.00 combined single limit for bodily injury and property damage, with a commercially reasonable deductible.

          (c) Workers' Compensation Insurance. To the extent required by law,
              -------------------------------
Landlord and Tenant shall maintain workers' compensation insurance covering their respective employees in statutory limits, or maintain such alternate coverages or arrangements as legally permissible.

          (d) Self-Insurance. Notwithstanding anything, to the contrary
              --------------
contained herein, Tenant shall have the right to self-insure against any of the risks or portions thereof for which Tenant is required to provide insurance coverage hereunder (to the extent then permitted by law), provided Tenant is then occupying the Premises and has a reported net worth, as of the end of Tenant's most recent quarterly reporting period, of not less than Seventy-Five Million Dollars ($75,000,000), as computed in accordance with generally accepted accounting principles, consistently applied, as determinable from Tenant's public disclosures and/or regularly maintained corporate balance sheets which are generally available to shareholders (no right of Landlord to audit or conduct independent investigations being implied by this provision).

          (e) Common Area, Additional Area and Third Party Tenant Insurance and
              -----------------------------------------------------------------
Insurance During Landlord's Construction. During the Term, Landlord shall keep
----------------------------------------
in full force and effect, in form reasonably acceptable to Tenant, policies of
(1) commercial general liability insurance, and (2) fire and extended coverage insurance, with respect to the Common Areas and with respect to all other areas of the Shopping Center over which Landlord from time to time has present possessory rights (or has the right under any lease to provide insurance coverage because of a tenant's failure to maintain such required coverage) but which do not constitute a portion of the Common Areas (such areas are sometimes collectively referred to as the "Additional Areas"). The Additional Areas do not include the buildings within the Shopping Center currently occupied by Kids "R" Us, Baker's Square, and Venture, as shown on the Site Plan, but shall include, without limitation: (i) as yet unconstructed portions of the Shopping Center intended for tenant occupancy, (ii) constructed but unoccupied portions of the Shopping Center, (iii) vacated or otherwise uninsured tenant space, whether by reason of lease expiration, default or otherwise, and (iv) constructed and occupied portions of the Shopping Center. Said policies shall name Tenant, and any lender, investor or other stakeholder which is designated by Tenant from time to time, as an additional insured to the fullest extent Tenant and such stakeholder have insurable interests. The limits of such policies shall be the same as those set forth in subparagraphs (a) and (b) above, as applicable. The cost of the premiums for coverages relating to Common Areas and the Additional Areas shall be an element of CAM Charges, provided that Tenant shall not be liable for its pro rata share of any premium for coverage in excess of that coverage which is customary among owners of like shopping centers in the City. Landlord shall assure (through parallel lease provisions or otherwise) that all areas of the Shopping Center, including the Additional Areas and areas leased to third party tenants or sold to third party occupants, are insured with substantially similar coverages to those required for the Premises and the Common Areas, such that in the event of any destruction or damage to any portion of the Shopping Center whatsoever Tenant may be assured that the Shopping Center will be reconstructed in equal or superior condition within the time frame set forth in paragraph 15. During, any period in which Landlord is conducting construction activities at the Shopping Center, Landlord shall keep, or cause its general contractor to keep, in full force and effect, with regard to the Shopping Center, in form reasonably acceptable to Tenant, at least the minimum insurance coverages set forth below:

     1)   Workers' Compensation - Statutory Limits; Employers Liability -
          $500,000;

     2)   Automotive Liability for all vehicles with limits of $2,000,000; and

     3) Commercial General Liability to include premises operations and products/completed operations coverage with limits of $2,000,000.

Additionally, Landlord shall keep or require its general contractor to keep in full force and effect a policy of builder's risk insurance covering loss or damage to the Shopping Center for the full replacement value of all such construction. To the fullest extent Tenant has an insurable interest, such liability policy shall name Tenant an additional insured and such builder's risk policy shall name Tenant a loss payee.

          (a) Policy Provisions. All policies of insurance (other than self-
              -----------------
insurance) enumerated above shall be provided by insurance carriers with a Best rating of not less than

B+V. Any insurance coverage enumerated above may be effected by a blanket policy or policies of insurance or under so-called "all risk" or "multi-peril" insurance policies, provided that the total amount of insurance available with respect to the Premises and Tenant's or Landlord's liability hereunder shall be at least the equivalent of separate policies in the amounts herein required, and provided further that in other respects any such policy or policies shall comply with the provisions of this paragraph 14. Landlord shall not be entitled to self-insure against any of the risks recited herein, except the amount of any commercially reasonable deductible shall be deemed to be self-insurance. An increased coverage or "umbrella" policy may be provided and utilized by either party to increase the coverage provided by individual or blanket policies in lower amounts, and the aggregate coverage provided by all such policies with respect to the Premises and Tenant's or Landlord's liability hereunder shall be satisfactory provided that such policies otherwise comply with the provisions of this paragraph 14. It shall not be necessary for either party to deliver the original of any such blanket or other policy to the other, but the other party shall be furnished with a certificate or duplicate of such policy reasonably acceptable to such other party upon (i) commencement of the Main Tenn (as to casualty insurance), (ii) upon delivery of the Premises (as to liability insurance) and (iii) no less than annually thereafter.

          (b) Waiver of Right of Recovery and Subrogation. To the extent that
              -------------------------------------------
insurance proceeds are actually received in satisfaction of a loss which is required to be covered by insurance or is self-insured hereunder (with the deductible under any policy being deemed to be self-insured), Landlord and Tenant hereby waive any and all rights of recovery against each other for any loss or damage to the Premises or the contents contained therein, for loss of income on account of fire or other casualty, or for injury sustained on the Premises or the Common

Areas; and each party's aforesaid policies of insurance shall contain appropriate provisions recognizing this mutual release and waiving all rights of subrogation by the respective insurance carriers.

          (c) Evidence of Insurance. Subject to Tenant's right to self-insure
              ---------------------
hereunder, upon delivery of the Premises and no less than annually thereafter, Tenant and Landlord shall cause to be issued to each other in lieu of the original policy, a duplicate of such policy or appropriate certificates of insurance reasonably acceptable to the other party and evidencing compliance with the applicable covenants of this paragraph 14. Each such certificate shall provide that no expiration, cancellation or material change in the insurance evidenced thereby shall be effective unless thirty (30) days' unconditional notice of such expiration, cancellation or material change shall have been given to the certificate-holder (and any Mortgagee, if applicable).

          (d) Indemnities. Except if arising from the negligent or willful acts
              -----------
of Landlord or its agents or employees (to the extent that paragraph 14(g) is inapplicable thereto), Tenant hereby agrees to indemnify, defend and hold Landlord harmless from all claims, costs, liability, damage or expense, including attorneys' fees, for any death, damage or injury to persons or property occurring on the Premises or Tenant's customer pick-up area or stereo installation area resulting from Tenant's use thereof.

     Except if arising from the negligent or willful acts of Tenant or its agents or employees (to the extent that paragraph 14(g) is inapplicable thereto), Landlord agrees to indemnify, defend and hold Tenant harmless from any and all claims, costs, liability, damage or expense, including attorneys' fees, for any death, damage or injury to persons or property occurring in, on or around the Shopping Center, exclusive of the Premises, car stereo installation area, and customer pick-up area, or other buildings within Landlord's Premises or resulting from the use thereof by Landlord, its agents or employees.

     2.   Damages by Fire or Other Casualty.
          ---------------------------------

          (a) Less Than Forty Percent (40%). In the event of an insured fire,
              -----------------------------
earthquake or other casualty causing destruction or damage to the Premises, Common Areas and/or Additional Areas, causing damage to the Premises which has a repair and reconstruction cost of less than forty percent (40%) of the then-total replacement cost of the Premises, this Lease shall not terminate except as expressly set forth herein. Within a reasonable time after such casualty, subject to force majeure, applicable building codes, the procurement of building permits and the receipt of insurance proceeds to the extent of the damage to the Premises, Tenant shall complete reconstruction of the Premises and Landlord shall complete reconstruction of the Common Areas and at least sixty percent (60%) of the Additional Areas, to that condition existing immediately prior to such casualty, in the reconstructing party's reasonable discretion, with, in the event of any Tenant reconstruction, such alterations as may be permitted under paragraph 12 hereof. In the event, subject to force majeure, the Premises, Common Areas and/or Additional Areas, as applicable, are not substantially repaired and reconstructed in accordance with the terms hereof by the party with repair and restoration obligations within two hundred forty (240) days after receipt of any required governmental permits and insurance proceeds, for which permits and insurance proceeds Landlord shall make prompt application following such destruction or damage, then the other party, at its option, by giving written notice to the party with repair obligations, within thirty (30) days after the expiration of said period, may undertake completion of such reconstruction, in which event the party with repair obligations shall make available to the notifying party all applicable insurance proceeds for such reconstruction (including any applicable deductible).

          (b) Forty Percent (40%) or More. In the event of an insured fire,
              ---------------------------
earthquake or other casualty causing destruction or damage to the Premises, Common Areas and/or Additional Areas, causing damage to the Premises which has a repair and reconstruction cost of forty percent (40%) or more of the then-total reconstruction cost of the Premises, or in the event of any uninsured casualty, Tenant shall have the option of terminating this Lease. Tenant shall notify Landlord of its exercise of such option within sixty (60) days following the occurrence of such casualty. In the event Tenant does not elect to terminate this Lease as set forth above, then, subject to force majeure, within two hundred forty (240) days after receipt by Landlord of insurance proceeds and the required governmental permits for restoration, for which permits and proceeds Landlord shall make prompt application following such destruction or damage, Tenant shall complete reconstruction of the Premises to their condition existing immediately prior to such damage, in Tenant's reasonable discretion, with such alterations as may be permitted under paragraph 12, and shall restore the Premises. Should Tenant elect to maintain this Lease in full force and effect, Landlord shall reconstruct all Common Areas and at least sixty percent (60%) of the Additional Areas in the manner specified by subparagraph (a) above regardless of the amount of damage to same.

          (c) Common Area and Additional Area. Landlord shall maintain fire and
              -------------------------------
extended coverage insurance on the Shopping Center in amounts and with reputable insurers providing coverages sufficient to rebuild the Shopping Center in the event of a casualty, whether or not the Premises may be damaged in connection therewith, such that in the event of any destruction or damage to any portion of the Shopping Center whatsoever, in the event the Lease continues in force, Tenant shall be assured that the Shopping Center as a whole (subject to the exception allowed for forty percent (40%) of the Additional Areas) will be reconstructed in accordance with this paragraph
15. Base Rent shall be proportionately abated from the date of any casualty damage to the Premises through the date of full repair of same, based on the percentage of the Premises damaged or rendered unusable by the casualty event, if Tenant's reconstruction is delayed in any manner by Landlord not complying with the terms of this Lease, e.g., not making prompt application for insurance proceeds, or if Landlord's actions or omissions delay payment of such proceeds or issuance of building permits. Any of the Additional Areas not repaired or reconstructed by Landlord in accordance with the terms of this Lease (i.e., forty percent (40%) which Landlord may elect to not rebuild) shall be either sodded or paved and striped by Landlord for use as parking for the Shopping Center, at Landlord's own expense and not subject to reimbursement as part of CAM Charges. Any such Additional Areas not to be rebuilt must be graded to site level and cleared of obstructions and debris within sixty (60) days following damage thereto.

          (d) Last Two (2) Years of Main Term or Option Period. Notwithstanding
              ------------------------------------------------
the foregoing, if any such casualty damage occurs within the last two (2) years of the Main Term or of any Option Period and has a material impact on Tenant's ability to conduct business, as reasonably determined by Tenant, Tenant shall be under no obligation to restore the Premises, in which case this Lease shall terminate at Tenant's option, and Landlord shall receive the proceeds of any insurance which may be payable with regard to such destruction or damage. Additionally, in the event of casualty damage during the last two (2) years of the Main Term or of an Option

Period following which the Lease remains in effect, Landlord shall not be obligated to rebuild any of the Additional Areas unless Tenant agrees to exercise the next succeeding Option Period and agrees to open for business in the reconstructed Premises for at least one (1) day.

          (e) Application of Funds. All insurance (or self-insurance) proceeds
              --------------------
received on account of such damage or destruction, less the cost, if any, of such recovery, shall be applied pursuant to the terms of this Lease to the payment of the cost of such restoration, repair, replacement, rebuilding, or alteration (the "Work"), including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repair, replacement, rebuilding, or alteration, and, if required by any Mortgagee, shall be held by a mutually agreeable third-party escrow agent (which is, for these purposes, the "Escrow Agent"), in an interest-bearing account in a federally insured financial institution or institutions such that all funds are deposit insured (or otherwise assured in a manner acceptable to the parties), to be paid out, as provided below, from time to time (but no more often than once monthly), as the Work progresses, upon Tenant's written request in event of work by Tenant, or Landlord's written request in event of work by Landlord, accompanied by a certificate of the architect or engineer in charge of the Work (the "Certificate"), dated not more than seven (7) days prior to such request, stating that the sum then requested either has been paid by Tenant or Landlord, as applicable, or is justly due to the named contractors, subcontractors, materialmen, engineers, architects, or other persons (whose addresses shall also be stated) who have rendered services or furnished materials for certain portions of the Work. The Certificate shall give a brief description of such services and materials, shall list the several amounts so paid or owing to each of such persons, shall state the cost of the Work at the date of the requisition, and shall state that no part of such expenditures has been or is being made the basis for any other request for payment. The Certificate shall state also that, except for the amounts listed therein, there is no outstanding indebtedness known to such architect or engineer, after due inquiry, for labor, wages, materials, supplies, or services in connection with the Work which, if unpaid, might become the basis of a vendor's, mechanic's, laborer's, materialman's, or similar lien upon the Work or upon the Premises or any part thereof.

          (f) Disbursement. Upon compliance with the foregoing provisions of
              ------------
paragraph 15(e), the Escrow Agent shall pay, out of the escrowed funds, to the persons named in the Certificate the respective amounts stated to be due to them or shall pay to Tenant, in the event of Tenant work, or Landlord, in the event of Landlord work, the amount stated to have been paid by Tenant or Landlord, as applicable; provided, however, that such payments shall not exceed in amount the cost of the relevant Work as stated in the Certificate. If the insurance proceeds deposited with the Escrow Agent exceed the amount required to pay the total cost of the Work after payment of all costs of the Work, such excess shall be paid to Landlord.

     3.   Condemnation.
          ------------

          (a) Definition of Taking and Substantial Taking. For the purpose of
              -------------------------------------------
this Lease, a "Taking" shall mean any condemnation or exercise of the power of eminent domain by any authority vested with such power or any other taking for public use, including a private purchase in lieu of condemnation by an authority vested with the power of eminent domain; the "Date of Taking" shall mean the earlier of the date upon which title to the Premises, the Shopping Center or any portion thereof so taken is vested in the condemning authority or the date upon which possession of the Premises, the Shopping Center, or any portion thereof is taken by the condemning authority; and "Substantially All of the Premises" shall mean (i) so much of the Improvements and/or Shopping Center and Common Areas as, when taken, leaves the untaken portion unsuitable, in Tenant's reasonable opinion, for the continued feasible and economic operation of the Premises by Tenant for the same purposes as immediately prior to such Taking or as contemplated herein,
(ii) so many of the parking spaces within the Shopping Center as reduces the parking ratio below the greater of four and one-half (4.5) spaces (for full-sized automobiles) per 1000 square feet of ground-floor Gross Leasable Area or that ratio which is required by the zoning ordinance applicable to the Shopping Center, and Landlord's failure to provide substantially equivalent alternative parking reasonably acceptable to Tenant within sixty (60) days after such Taking, or (iii) so much of the Common Area Easement described in paragraph 6(d) above that access to the Premises is impeded.

          (b) Tenant's Rights Upon Taking or Substantial Taking. In the event
              -------------------------------------------------
of a Taking of Substantially All of the Premises, Tenant, at its option upon thirty (30) days' written notice to Landlord, which shall be given no later than sixty (60) days following the Taking, shall have the right to terminate this Lease. All Base Rent and other sums payable by Tenant hereunder shall be apportioned and paid through and including the Date of Taking, and neither Landlord nor Tenant shall have any rights in any compensation or damages payable to the other in connection with such Taking.

          (c) Tenant's Rights Upon Less Than Substantial Taking. In the event
              -------------------------------------------------
of a Taking of less than Substantially All of the Premises, Base Rent and other charges shall be reduced fairly and justly in accordance with the portion condemned or taken, effective as of the Date of Taking, and Tenant shall make all necessary restorations to the Premises so that the portions of the Premises not taken constitute a complete architectural unit, provided that the cost thereof to Tenant shall not exceed the proceeds of Tenant's condemnation award (to the extent that such relates to the Premises and not to Tenant's personal property, intangibles or out-of-pocket expenses unrelated thereto) and the portion of Landlord's award allocable to the Premises, which Landlord shall make available to Tenant for such restoration. If required by a Mortgagee, such awards shall be escrowed and disbursed in accordance with the procedure set forth in paragraphs 15(d) and (e) above. If the Taking occurs within the last two (2) years of the Main Term or of any Option Period and has a material impact on Tenant's ability to conduct business as reasonably determined by Tenant, this Lease shall terminate at Tenant's option. In the event Tenant does not so terminate the Lease, it agrees to exercise the next succeeding Renewal Option, if any.

          (d) Landlord's Obligations Upon Any Taking. In the event of any Taking
              --------------------------------------
following which the Lease continues in effect, Landlord shall make all necessary restorations to all portions of the Common Areas and Additional Areas such that they each constitute a complete architectural unit and serve the function originally intended. Additionally, Landlord shall assure (through parallel lease provisions or otherwise) that all areas of the Shopping Center leased to third party tenants or sold to third party occupants are subject to substantially similar reconstruction obligations to those of the Premises, Common Areas and Additional Areas, such that in the event of any condemnation of any portion of the Shopping Center whatsoever, and in the event Tenant elects to maintain this Lease in force, Tenant shall be assured that the Shopping Center will be reconstructed to its former condition within reasonable time.

          (e) Rights Upon Temporary Taking. In the event of a Taking of the
              ----------------------------
Premises, the Common Areas and/or any other area within the Shopping Center, or any portion thereof, for temporary use (specifically one not exceeding 60 days in duration), without the taking of the fee simple title thereto, this Lease shall remain in full force and effect. All awards, damages, compensation and proceeds payable by the condemnor by reason of such Taking relating to the Premises, or relating to the Common Areas but reasonably attributable to the Premises, for periods prior to the expiration of the Lease shall be payable to Tenant. All such awards, damages, compensation and proceeds for periods after the expiration of the Lease shall be payable to Landlord. Anything contained herein to the contrary notwithstanding, a temporary Taking for any period in excess of sixty (60) days may, at Tenant's option, be deemed a permanent Taking and shall be governed by subparagraph (b) or (c) above, as applicable.

          (f) Taking of the Pylon Sign(s). In the event of a taking, whether
              ---------------------------
permanent or temporary, of any pylon or monument sign (as contemplated by paragraph 8) on which Tenant has installed identification panels, Landlord shall provide a substitute site (reasonably acceptable to Tenant) therefor, with adequate electrical power, located so as to be visible to vehicular traffic or roadways adjacent to the Shopping Center and/or at entrances to the Shopping Center, and Landlord shall replace and/or rebuild any of such signage so taken at its sole cost.

          (g) Tenant's Right Upon Condemnation. In the event of a Taking
              --------------------------------
described in subparagraph (b) or (c) above, Tenant shall be entitled to claim compensation from the condemning authority for the value of its leasehold interest in the Premises, its unamortized leasehold improvements paid for by Tenant, relocation expenses, loss of business, its fixtures and tangible personal property and any other items to which Tenant is entitled under applicable law, so long as the filing of such claim by Tenant does not diminish the award which would otherwise have been received by Landlord had Tenant not filed such a claim and received such award.

     4.   Assignment and Subletting. Tenant shall have the right to sublet,
          -------------------------
assign, transfer reassign and grant concessions or licenses (a "Transfer") in all or any part of the Premises and any of Tenant's rights and obligations under this Lease during the Term, without Landlord's prior consent, so long as (i) any transferee hereunder has proven retail experience; (ii) such transferee subsequent to a Transfer has a net worth calculated in accordance with generally accepted accounting principles equal to or greater than $75,000,000; (iii) the use of the Premises by the transferee will not violate the Permitted Encumbrances described in Exhibit "F" attached hereto; and (iv) Tenant gives Landlord at least ninety (90) days prior notice of the Transfer. In the event of any Transfer, Tenant shall remain liable for all of Tenant's obligations to Landlord arising hereunder so long as this Lease is not changed, modified or amended in any respect by Landlord and any transferee. Transfers to a parent corporation or to subsidiaries, affiliates, or related parties of which a majority of interest therein is owned by Tenant or its parent corporation or a subsidiary, and Transfers involving beneficial ownership interests in Tenant, shall not be deemed a Transfer hereunder and same may be effected without Landlord's knowledge or consent.

     Notwithstanding the foregoing, in the event Tenant desires to assign or sublease all or a portion of the Premises to an unrelated third party, Tenant shall give Landlord written notice of such proposed assignment or sublease along with a copy of the proposed assignment of lease document or proposed sublease document and Landlord shall notify Tenant of its disapproval or approval of such proposed assignment or sublease within thirty (30) days of Landlord's receipt of said document. If Landlord disapproves of such transaction within such thirty
(30) day period, the Lease covering the portion of the Premises affected thereby shall be terminated and Landlord shall recapture all or such portion of the Premises in accordance with this paragraph 17. Landlord's full or partial termination of this Lease pursuant to this paragraph 17 shall be effective sixty
(60) days from the date Landlord notifies Tenant of its disapproval of Tenant's proposed assignment or sublease. Tenant shall thereafter have no liability under this Lease with respect to the portion of the Premises recaptured by Landlord. In the event of a partial termination of the Lease, this Lease shall be reformed to exclude the portion of the Premises that were recaptured by the Landlord and the Tenant's payment and other obligations hereunder shall be reformed to reflect the remainder of the Premises still occupied by the Tenant.

     In the event Landlord exercises its option to terminate all or a portion of this Lease as provided in this paragraph 17, Landlord shall be obligated to pay Tenant its unamortized cost of the portion of the Improvements recaptured by Landlord to the date of such termination, including the unamortized cost of all renovations made by the Tenant to the applicable portion of the Building from and after the date hereof.

     Any assignment or subletting of this Lease by Tenant shall be executed by Tenant and the assignee or sublessee. Each assignee or sublessee, for the benefit of Landlord, shall agree to assume, be bound by, and perform all terms, covenants, and conditions of this Lease to be kept and performed by Tenant. After execution of the assignment or sublease, Tenant will forward a completed copy thereof to Landlord.

     Tenant may grant a license to third parties to use and occupy up to ten percent (10%) of the Gross Leasable Area of the Premises without Landlord's consent, and up to fifty percent

(50%) of the Gross Leasable Area for the same purposes as licenses are granted in a majority of Tenant's stores then operating in Indiana and Illinois. No such licensee shall be entitled to a separate entrance or its own signage outside of the Existing Building.

          (l) Use. Tenant shall maintain, use and operate the Premises as a
              ---
retail store for (i) the sale of consumer, office and automotive electronics products (which include, but shall not be limited to, televisions, stereos, speakers and video recorders and players), computer hardware and software, entertainment software and entertainment media (which include, but shall not be limited to, records, game cartridges, video tapes, cassettes and compact discs), cellular telephones, household appliances (which include, but shall not be limited to, refrigerators, freezers, stoves, microwave ovens, vacuum cleaners and dishwashers) and related goods and the sale and installation of motor vehicle audio, stereo and telephone systems (all of such items being herein collectively referred to as the "Products"), and (ii) renting, servicing, repairing and warehousing of the Products. Additionally, Tenant shall have the right to use the Premises for such other uses as Tenant may operate its other stores in the State of Indiana from time to time; provided, however, the Premises shall not be used (i) for any illegal purpose, (ii) for any use prohibited under paragraph 19(a)(viii) below, (iii) in violation of any exclusive use restriction granted a Tenant or other occupant of the Shopping Center pursuant to a lease or restrictive covenants executed prior to this Lease and shown on Exhibit "F", or (iv) in violation of any other applicable provision
             -----------
of the "Permitted Encumbrances" contained in Exhibit "F". Tenant hereby
                                             -----------
covenants to open the Premises for business to the public under the trade name "Circuit City" and operate the Premises as a Circuit City store for a period of one (1) day, no later than eight (8) months following delivery of the Premises. In the event that the Premises shall, at any time after

Tenant's opening for business at the Premises, be closed for business for a period of one hundred eighty (180) days or more, other than as a result of remodeling, casualty damage, condemnation, Tenant's impending subletting of the Premises or assigning of its interest in this Lease as permitted pursuant to paragraph 17 above (which impending subletting shall extend the 180-day period no more than an additional sixty (60) days), then at any time thereafter Landlord may terminate this Lease by giving Tenant written notice thereof and delivering to Tenant in cash an amount equal to the unamortized cost of the Improvements and any subsequent improvements made by Tenant to the Premises. Except as may be expressly set forth in this paragraph 18, nothing contained in this Lease shall be construed to require Tenant to operate the Premises continuously either for the use first stated or for any other use, or shall be construed as a continuous operating covenant.

     2.   Warranties and Representations.
          ------------------------------
          (a)  Landlord represents, warrants and covenants to Tenant that:

               (i) Quiet and Peaceful Enjoyment. Landlord and those persons
                   ----------------------------
          executing this Lease on its behalf have the right and lawful authority to enter into this Lease and perform Landlord's obligations hereunder, and Landlord warrants, represents and covenants that, so long as Tenant is not in default hereunder beyond any applicable cure period, Tenant shall have quiet and peaceful use, enjoyment and occupancy of the Premises.

               (ii) Title. As of the date of execution of this Lease,
                    -----
          Landlord's fee simple interest in the Shopping Center is free and clear of any mortgages, deeds, encumbrances, declarations, easements, agreements, leases, tenancies or restrictions, or any other encumbrances which would restrict Tenant's use of the Premises for the sale of Products or would restrict in any respect the right of Tenant, its employees, customers and invitees to use the Common Areas in accordance with the terms of this Lease. Except for those matters set forth on Exhibit "F" attached hereto and
                                                -----------
          entitled "Permitted Encumbrances," and existing leases to Tenants as shown on the Site Plan, Landlord is not aware of any matters affecting title to the Shopping Center. Nothing, contained in this Lease, including the Permitted Encumbrances and other matters disclosed on Exhibit "F", shall restrict Tenant's rights under this Lease,
          -----------
          including but not limited to the right to operate its business in the Premises. Landlord specifically covenants and warrants that Landlord, nor any predecessor-in-interest of Landlord of the Shopping Center, has granted any third party, including but not limited to any other occupant of the Shopping Center, the right to object to Tenant's tenancy hereunder, to prohibit the selling, renting, servicing, repairing or warehousing of the Products, or to consent to any feature of the Improvements or Tenant's signage, and Landlord knows of no other reason or right or claim which would interfere with, limit or prohibit Tenant's tenancy or rights with respect to the Products, the Improvements, or Tenant's signage. This representation and warranty is a material inducement to the Tenant's execution of this Lease.

               (iii) Certificate of Authority. Landlord covenants that it is a
                     ------------------------
          duly constituted limited partnership under the laws of the State of Illinois, and that its authorized agent who is acting as signatory to this Lease is duly authorized and empowered to act for and on behalf of said limited partnership. Landlord has furnished Tenant prior hereto with evidence of (a) the existence of the limited partnership which constitutes Landlord, and that which constitutes Landlord's agent acting as signatory to this Lease, and (b) the existence and authority of Landlord and said agent, and the agent's general partner to bind the agent and the limited partnership as contemplated herein.

               (iv) No Litigation.  To the best of Landlord's knowledge, there
                    -------------
          are no judicial, quasi-judicial, administrative or other orders, injunctions, moratoria or pending proceedings against Landlord or the Shopping Center which preclude or interfere with, or would preclude or interfere with, the renovation or construction contemplated in paragraph 2 hereof or the occupancy and use of the Premises for the purposes herein contemplated.

               (v)  Hazardous or Toxic Materials. Landlord has not used,
                    ----------------------------
          generated, discharged, dumped, spilled or stored any toxic or hazardous substances, asbestos or any other chemicals or substances in amounts exceeding standards for public health or welfare as established and regulated by any local governmental authority, the State or the United States government ("Hazardous Substances") or in violation of any applicable laws on or about the Shopping Center, whether accidentally or intentionally, legally or illegally, and has received no notice and has no knowledge that any such condition exists at the Shopping Center. If any claim is ever made against Tenant relating to Hazardous Substances present at or around the Shopping Center, whether or not such substances are present as of the date hereof, or any Hazardous Substances are hereafter discovered at the Shopping Center (unless introduced by Tenant, its agents, employees or invitees), all costs of removal incurred by, all liability imposed upon, or damages suffered by, Tenant because of the same shall be borne by Landlord, and Landlord hereby indemnifies and agrees to defend and hold Tenant harmless from and against all such costs, losses, liabilities and damages, including, without limitation, all third-party claims (including sums paid in settlement thereof, with or without legal proceedings) for personal injury or property damage and other claims, actions, administrative proceedings, judgments, compensatory and punitive damages, lost profits, penalties, fines, costs, losses, attorneys' fees and expenses (through all levels of proceedings), consultants or experts fees and all costs incurred in enforcing this indemnity, except that, with respect to Hazardous Substances introduced to the Shopping Center after the date of this Lease by a third party not a tenant or owner of any portion of the Shopping Center, and not an employee, agent, contractor, customer, licensee or invitee of any such tenant or owner, Landlord shall not be liable to Tenant for any lost profits otherwise indemnified against under this paragraph. The representation, warranty and indemnity of Landlord described in this paragraph 19(a)(v) shall survive the termination or expiration of this Lease.

               (vi) Tenant's Exclusive Use. So long as the Premises are used
                    ----------------------
          for the initial uses set forth in paragraph 18, no other Tenant or occupant of the Shopping Center shall be entitled to use more than the lesser of ten percent (10%) or 500 square feet of its Premises for the sale or rental of any of the Products (except used compact discs), subject only to use rights granted or reserved any such Tenants under leases in existence as of the date of this Lease and described on Exhibit "F".
                                                  -----------

               (vii) Zoning and Subdivision.  To the best of Landlord's
                     ----------------------
          knowledge, the Premises and the Shopping Center are presently properly subdivided, in conformity with all applicable laws and zoned so as to permit (A) the operation of the Premises and the Shopping Center in accordance with the provisions of this Lease; and (B) the use of the Premises described in paragraph 18 of this Lease.

               (viii) Prohibited Activities. Landlord shall not operate or lease
                      ---------------------
          (or permit to be operated or leased) any building or tenant space in the Shopping Center for use as:

               (A) a bar, pub, nightclub, music hall or disco in which less than fifty percent (50%) of its space or revenue is devoted to and derived from food service;

               (B)  a bowling alley;

               (C)  a billiard or bingo parlor;

               (D)  a flea market;

               (E)  a massage parlor;

               (F)  a funeral home;

               (G) a facility for the sale of paraphernalia for use with illicit drugs;

               (H) a facility for the sale or display of pornographic material (as determined by community standards for the area in which the Shopping Center is located);

               (I)  an off-track betting parlor;

               (J) a carnival, amusement park or circus;

               (K) a gas station, car wash or auto repair or body shop (the parties specifically acknowledging that Tenant's car stereo installation facility is not included in this prohibition (K));

               (L) a facility for the sale of new or used motor vehicles, trailers or mobile homes;

               (M) a facility for any use which is illegal or dangerous, constitutes a nuisance or is inconsistent with an integrated, community-oriented retail and commercial shopping center;

               (N)  a skating rink;

               (O) an arcade, pinball or computer gameroom (provided that retail facilities in the Shopping Center may operate no more than four (4) such electronic games incidentally to their primary operations);

               (P) restaurants or food-related uses, service-oriented offices (such as, by way of example, medical or employment offices, travel agencies, real estate agencies or dry cleaning establishments) or other nonretail uses, except for offices and storage facilities incidental to a primary retail operation, in any location in the Center west of the East building line of the building area currently occupied by Shoe Carnival as shown on the Site Plan; except that a service-oriented or food-related use shall be allowed in the approximately 1,472 square foot area shown on the Site Plan adjacent to and immediately east of JoAnn Fabrics formerly occupied by Sunset Mattress and the existing Imperial Palace restaurant shown on the Site Plan may continue in operation as currently located;

               (Q) a banquet hall, auditorium or other place of public assembly;

               (R) a training or educational facility (including, without limitation, a beauty school, barber college, reading room, school or other facility catering primarily to students or trainees rather than customers);

               (S)  a theater of any kind; or

               (T) a gymnasium, sport or health club or spa.

     In addition, no auction, fire or going-out-of-business sale shall be conducted in the Shopping Center.

               (i) Site Covenants. With regard to the development of the
                   --------------
     Shopping Center and the uses and operations of the Common Areas, Landlord makes the following representations and warranties (the "Site Covenants"):

               (A) Existing Building Height and Location.  No building adjacent
                   -------------------------------------
          to the Premises shall exceed twenty-eight (28) feet in height above finished grade, nor shall it be positioned so as to project beyond the portion of the front wall of the Existing Building immediately adjacent thereto. No outparcels, barriers, buildings, kiosks or other structures, either temporary or permanent, shall be located within Tenant's Preferred Area, and no building located on an outparcel elsewhere in the Shopping Center shall exceed one story (twenty (20) feet in height for the outparcel shown on the site Plan east of the Vicorp Tract, and twenty-two (22) feet in height for the Vicorp Tract). No development shall occur within the Shopping Center except as shown on the Site Plan.

               (B) Construction and Alterations.  Following the end of the first
                   ----------------------------
          Lease Year, no construction shall be permitted in the Shopping Center during the months of October, November and December, except for interior alterations not affecting the operations of any other occupant of the Shopping Center and except for emergency repairs. In the event of any construction within the Shopping Center, Landlord shall designate a construction access route, staging and parking areas located so as to minimize interference with customers or the operations of other occupants of the Shopping Center and shall require erection of safety barriers as necessary and an opaque wall around the site of such construction of a size necessary to screen such construction from ground level view. With regard to any construction on Landlord's Premises, Landlord shall be solely responsible for any governmentally imposed impact fees, hook-up, connection, installation or tap-in fees and other, similar construction-related charges. Landlord shall make no changes in the Common Areas (including, without limitation, changes in the location of curbcuts, drive aisles, roadways, sidewalks or parking spaces or reduction of the parking ratio specified in paragraph 5) without Tenant's express written consent, which Tenant may, in its sole discretion, withhold.

               (C) Prohibited Uses in Common Areas.  Landlord covenants that it
                   -------------------------------
          shall not, without Tenant's express written consent, permit the following uses or activities to occur in the Common Areas: (1) advertisements or signs except for the pylon and/or monument signs described in paragraph 8, the "for rent" signs described in paragraph 27 and traffic control signs; (2) display or sale of merchandise; (3) operation of loudspeakers or other sound electronically amplified so as to be heard in the Common Areas; or (4) imposition of a charge for parking. Landlord neither covenants that it will not seek, nor permit any other occupant of the Shopping Center to seek (to the extent Landlord may exercise control over other occupants), a variance or waiver from the minimum parking requirements applicable to the Shopping Center under the zoning code or other applicable ordinance establishing the ratio of parking spaces to building area or otherwise mandating the number of parking spaces required for the Shopping Center and the uses contained therein. Parking by employees of Tenant, Landlord and other occupants of the Shopping Center shall be in designated "employee parking" areas, the location of which shall be agreed upon by Landlord and Tenant.

               (D) Easements.  Landlord shall not subdivide, parcel or otherwise
                   ---------
          divide the Shopping Center without burdening the subdivided parcel with the provisions of this Lease, or create any access or parking easements in the Common Areas without Tenant's prior written consent. All other easements granted by Landlord in the Common Areas shall be subject to Tenant's prior written approval (which shall not be unreasonably withheld) and shall be subject to the terms of this Lease.

               (i) Interference with Tenant's Reception/Transmission. Landlord
                   -------------------------------------------------
     shall not install or permit to be installed by Landlord, any other tenant or other person anywhere in the Shopping Center, any radio or other transmitting equipment which would cause any interference with satellite, radio or television reception or transmission in or from the Premises.

               (ii) Notices Affecting the Premises. Landlord shall promptly
                    ------------------------------
     forward to Tenant any notice or other communication affecting the Premises or Tenant's use thereof, directly or indirectly, received by Landlord from any owner of property adjoining, adjacent or nearby to the Premises or the Shopping Center or from any municipal or governmental authority, in connection with any hearing or other administrative procedure relating to the use or occupancy of the Premises, Shopping Center or any such neighboring property.

               (iii)  Constructive Trust. Landlord covenants that all sums paid
                      ------------------
     by Tenant to Landlord and intended for payment by Landlord to a third party (e.g. Real Estate Taxes and certain elements of CAM Charges) are given to Landlord in trust and shall be applied only for such third-party payments, as and when due.

               (iv)   Structural Integrity. The Existing Building is
                      --------------------
     structurally sound, and to the best of Landlord's knowledge, no defects or other conditions exist which impair or limit the structural integrity of the Existing Building.

          (b)  Tenant represents, warrants and covenants to Landlord that:

               (i)    Tenant's Authority. Tenant is a duly constituted
                      ------------------
     corporation organized under the laws of the Commonwealth of Virginia; it has the power to enter into this Lease and perform Tenant's obligations hereunder; Tenant is qualified to do business in Indiana; Tenant's franchise and corporate taxes have been paid to date; all future forms reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due and the Vice President executing this Lease on Tenant's behalf has the right and lawful authority to do so.

               (ii)   Tenant's Warranty as to Hazardous or Toxic Materials. As
                      ----------------------------------------------------
     to Tenant's use and occupancy of the Premises and use of the Common Areas, Tenant will not introduce, discharge, dump, spill or store within the Premises or the Shopping Center any Hazardous Substances; and Tenant indemnifies and agrees to hold Landlord harmless from and against all costs, liability and damages as a result thereof, to the same extent that Landlord indemnifies and holds Tenant harmless in subparagraph (a)(v) above. The warranty and indemnity of Tenant described in this paragraph 19(b)(ii) shall survive the termination of this Lease.

          (c) In the event there is a condition at variance with the foregoing representations and warranties of Landlord with respect to the Premises or the Shopping Center which prevents or in any material way inhibits the use of the Premises or any part thereof or the Common Areas for their intended purposes by Tenant or Tenant's employees, licensees, agents, suppliers, customers or invitees, or if Landlord shall default in the observance or performance of any of the foregoing representations and warranties, then, in addition to such other remedies as may be accorded Tenant at law, in equity or under the terms of this Lease, Tenant may, in addition to its other remedies under this Lease, after thirty (30) days' notice to Landlord, obtain an injunction or writ of specific performance to enforce such term or covenant, the parties hereby acknowledging the inadequacy of Tenant's legal remedy and the irreparable harm which would be caused to Tenant by any such variance or default. In addition, in the event that any of the representations, warranties and covenants set forth in this paragraph 19 are untrue or incorrect, or in the event that Tenant suffers any loss, cost, liability or damage as a result of the breach of any of such covenants, representations and warranties, Landlord shall defend, indemnify and hold Tenant harmless from any of such loss, costs, liability or damage incurred as a result of Landlord's breach hereunder.

     2.   Estoppel Certificates. Without charge, at any time and from time to
          ---------------------
time hereafter, within thirty (30) days after receipt of written request by either party, the other party shall certify, by written and duly executed instrument, to any other entity ("Person") specified in such request: (a) as to whether this Lease has been supplemented or amended, and, if so, the substance and manner of such supplement or amendment; (b) as to the validity, force and effect of this Lease, to the certifying party's best knowledge; (c) as to the existence of any default hereunder, to the certifying party's best knowledge; (d) as to the existence of any offsets, counterclaims, or defenses hereto on the part of such other party, to the certifying party's best knowledge; (e) as to the commencement and expiration dates of the Term; and (f) as to any other matters which may reasonably be so requested. In addition, without charge, at any time and from time to time hereafter, within thirty (30) days after receipt of written request of Tenant, Landlord shall deliver an estoppel certificate to Tenant's assignee or subtenant permitted under the terms of this Lease that states in the event Tenant defaults under any of its obligations under this Lease following the date of any assignment or subletting hereunder, Landlord will permit such assignee or subtenant to satisfy the obligations of Tenant hereunder, including but not limited to the direct payment of rentals to Landlord. Any such certificate may be relied upon by the party requesting it and any Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same.

     3.   Subordination, Non-Disturbance and Attornment. Simultaneously with
          ---------------------------------------------
the execution hereof, Landlord shall deliver to Tenant with regard to any and all Mortgages (as defined below) encumbering the Premises and placed thereon by Landlord, a non-disturbance and attornment agreement in the form of Exhibit "G" hereto attached, executed by the holder of such Mortgage ("Mortgagee"), as applicable. In addition, throughout the term, Landlord shall deliver to Tenant a non-disturbance and attornment agreement in the form of Exhibit "G" executed by Mortgagee (as applicable) with regard to all future Mortgages and with regard to all renewals, modifications, replacements and extensions of such Mortgages. Upon Tenant's receipt of the non-disturbance and attornment agreement, this Lease shall be subordinate to the corresponding Mortgage.

     In the event of a foreclosure of any Mortgage, Tenant shall attorn to a Mortgagee or any purchaser at a foreclosure sale (any such foreclosure, or deed in lieu thereof, shall be referred to as a "Foreclosure") of a Mortgage only if such Mortgagee or purchaser executes a writing in favor of Tenant which states the following (provided Tenant is not in uncured material default beyond the expiration of any applicable grace periods): (i) this Lease shall not terminate by reason of such Foreclosure, (ii) Tenant's possession of the Premises shall not be disturbed, (iii) the Mortgagee or purchaser upon such Foreclosure shall recognize Tenant and all its rights hereunder and shall be obligated to fully and completely perform Landlord's duties and obligations under the Lease arising from and after the date of such Foreclosure, including but not limited to an obligation to make all payments to Tenant and satisfy all construction obligations set forth in this Lease, subject to the terms of any non-disturbance and attornment agreement executed by said Mortgagee and Tenant, (iv) Tenant shall not be named as a party in any action for foreclosure, and (v) the Mortgagee, whether or not the Mortgage is foreclosed, shall make all proceeds arising from a casualty or condemnation loss to the Premises available to Tenant for restoration of the Premises in accordance with the terms hereof.

     Landlord shall cause any present or future Mortgagee to deliver a non-disturbance and attornment agreement in accordance with this paragraph 21 at or prior to the time which the lien of the Mortgage is filed against record title to the Premises, as set forth in paragraph 37(b) below. As used in this paragraph 21, the term "Mortgage" shall mean any mortgage, deed to secure debt, deed of trust, trust deed or other collateral conveyance of, or lien or encumbrance against, the Premises.

     4.   Change of Landlord. Subject to paragraph 21 above, in the event
          ------------------
Landlord's interest in the Premises passes to a successor (the "Successor") by sale, lease, Foreclosure or in any other manner, Tenant shall be bound to the Successor under all of the terms of this Lease for the balance of the Term with the same force and effect as if the Successor were the landlord under the Lease, and Tenant hereby agrees to attorn to the Successor as its Landlord, such attornment to be effective upon written notice thereof given by Landlord to Tenant. In the event that Landlord's interest in the Premises passes to a Successor and such Successor is bound unto Tenant as set forth above, Landlord shall be released from all obligations to Tenant hereunder arising after the date Landlord's interest so passes, except that Landlord agrees to indemnify, defend and hold Tenant harmless from and against all costs, claims, loss, liability or damage suffered by Tenant as a result of Landlord's transfer of its interests hereunder and/or Landlord's failure to provide Tenant with notice of such Successor.

     5.   Tenant's Financing. Tenant may, from time to time, provided that
          ------------------
Tenant is not then in default hereunder beyond the applicable cure period, secure financing or general credit lines and grant the lenders thereof, as security therefor, a security interest in Tenant's fixtures, personalty, inventory and equipment (collectively, "Personalty"), and the right to enter the Premises to realize upon any Personalty so pledged. Any such security interest shall expressly terminate upon the expiration of, or earlier termination of, the Term, and the holder of the security interest shall grant to the Landlord the right to cure Tenant's defaults. If Tenant is not then in default hereunder beyond the applicable cure period, Landlord agrees, upon written request by Tenant, to evidence Landlord's consent in writing to such security interest and agreement and to give such lenders the same notice and opportunity to cure any default of Tenant as provided Tenant hereunder (and the right of entry to the Premises in order to exercise its remedies, so long as Landlord is held harmless with respect to any liability therefor). In addition, Landlord agrees to cause any Mortgagee specifically to acknowledge the rights of Tenant's lenders described herein and in paragraph 24 below.

     6.   Tenant's Property and Waiver of Landlord's Lien. All of the
          -----------------------------------------------
Personalty shall be and remain the personal property of Tenant. Landlord expressly waives its statutory or common law landlord's liens (as same may be enacted or may exist from time to time) and any and all rights granted under any present or future laws to levy or distrain for rent (whether in arrears or in advance) against the aforesaid property of Tenant on the Premises and further agrees to execute any reasonable instruments evidencing such waiver, at any time or times hereafter upon Tenant's request.

     7.   Memorandum of Lease, Rent Commencement Date Agreement. Landlord and
          -----------------------------------------------------
Tenant agree, at the other's request and at the sole expense of the requesting party, to execute a Memorandum of Lease in recordable form, substantially similar to that attached hereto as Exhibit "H", setting forth such provisions hereof as may be required by State law. In addition, Landlord and Tenant shall execute a Rent Commencement Date Agreement in the form attached hereto as Exhibit "I", once the Rent Commencement Date has been established. Recording costs for either or both documents shall be borne by the party requesting recordation of the same. The provisions of this Lease shall control, however, with regard to any omissions from, or provisions hereof which may be in conflict with, the Memorandum of Lease or Rent Commencement Date Agreement.

     8.   Expiration of Term and Holding Over. All of the Personalty shall be
          -----------------------------------
removable by Tenant any time prior to, or within thirty (30) days after, the expiration or earlier termination of this Lease and shall be so removed by Tenant at the request of Landlord within thirty (30) days after the expiration or termination of this Lease. In the event Tenant fails to remove any or all of its Personalty within the said thirty (30) day period, Landlord may remove such Personalty, or the balance thereof, cause such Personalty to be placed into storage and thereafter charge Tenant the cost of such removal and storage, together with interest thereon at the Default Rate. Those improvements that are integrated into the physical structure of the Existing Building, except any of Tenant's trade fixtures, shall not be removed and shall become the property of Landlord. (A nonexclusive list of Tenant's removable trade fixtures is attached hereto as Exhibit "D".) Tenant agrees promptly to repair any damage to the Premises occasioned by the removal of Tenant's trade fixtures, furnishings and equipment (except for small holes caused by nails, fasteners and the like) and to surrender the Premises broom clean, in as good condition as on the date of Tenant's opening for business therein, ordinary wear and tear, casualty and condemnation excepted. Tenant agrees that at the expiration of this Lease it will deliver to Landlord peaceable possession of the Premises. No holding over by Tenant nor acceptance of Base Rent or other charges by Landlord shall operate as a renewal or extension of the Lease without the written consent of Landlord and Tenant. Should Tenant hold over without the consent of Landlord, this Lease shall continue in force from month to month, subject to all of the provisions hereof and at the monthly Base Rent Tenant had been paying during the preceding Lease Year, except that, should Tenant holdover more than thirty (30) days following the expiration of this Lease, Base Rent shall thereafter be one-hundred fifty percent (150%) of that payable by Tenant during the preceding Lease Year.

     9.   "For Rent" Signs. Tenant hereby permits Landlord during the last
          ----------------
ninety (90) days of the Main Term or of any Option Period, as the case may be (provided that no applicable Renewal Option has been exercised or deemed exercised), to place one (1) "For Rent" or "For Sale" sign, not exceeding four
(4) feet by four (4) feet in size, on the parking lot of the Shopping Center. Tenant will also allow Landlord or its agents, upon prior written notice and accompanied by a representative of Tenant designated by Tenant, to show the Premises, exterior and interior, to prospective tenants, purchasers, or mortgagees during reasonable business hours by prior appointment, provided same does not interfere with the conduct of Tenant's business.

     10.  Force Majeure. Except as otherwise specifically contemplated in this
          -------------
Lease or in paragraph 4 of Exhibit "C", in the event that Landlord or Tenant
                           -----------
shall be delayed or hindered in, or prevented from, the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, delay by the other party, failure of power or unavailability of utilities, riots, insurrection, war or other reason of a like nature not the fault of such party or not within its control, then performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay; provided, however, that in connection with the construction of the Improvements, the consequences of delays by the other party shall be governed by paragraph 4 of the Construction Provisions.

     11.  Events of Tenant's Default. Any of the following occurrences,
          --------------------------
conditions or acts by Tenant shall constitute an "Event of Default" under this
Lease:

          (a)  Failure to Pay Rent, Breach. (i) Tenant's failure to make any
               ---------------------------
payment of money required by this Lease (including without limitation Base Rent, CAM Charges or Real Estate Taxes) (subject to Tenant's right of good faith contest with respect to Real Estate Taxes), within ten (10) days after the receipt of written notice from Landlord to Tenant that same is overdue (provided Landlord shall not be obligated to provide more than three (3) monetary default notices in any Lease Year); or (ii) Tenant's failure to observe or perform any other material provision of this Lease within thirty (30) days after receipt of written notice from Landlord to Tenant specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Tenant shall have such longer period as is reasonably necessary to cure the default, so long as Tenant proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion and provided further that in the case of an emergency, Landlord shall be required to give only such notice as is reasonable under the circumstances.

          (b)  Bankruptcy. Tenant's adjudication as bankrupt or insolvent, or
               ----------
the appointment of a receiver, trustee in involuntary bankruptcy or other, similar officer to take charge of any substantial part of Tenant's property, which proceeding is not dismissed within ninety (90) days after it is begun; or Tenant's voluntary filing a petition in bankruptcy or for reorganization under any existing or future provisions of the Bankruptcy Code, providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts; or Tenant's voluntary assignment for the benefit of its creditors; if , as a result of any of the foregoing occurrences, the covenants to be performed by Tenant under this Lease (including the covenant to pay rent) are not being performed by Tenant or a party claiming through Tenant.

     12.  Landlord's Remedies. After the occurrence of an Event of Default by
          -------------------
Tenant, Landlord shall have the right to exercise the following remedies:

          (a)  Continue Lease. Landlord may, at its option, continue this Lease
               --------------
in full force and effect, without terminating Tenant's right to possession of the Premises, in which event Landlord shall have the right to collect Base Rent and other charges when due, including any sums due for any Option Period for which a Renewal Option has been exercised. In the alternative, Landlord shall have the right to peaceably re-enter the Premises on the terms set forth in subparagraph (b) below, without such re-entry being deemed a termination of the Lease or an acceptance by Landlord of a surrender thereof. Landlord shall also have the right, at its option, from time to time, without terminating this Lease, to relet the Premises, or any part thereof, with or without legal process, as the agent, and for the account, of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting shall be applied (i) first to the reasonable and actual expenses of such reletting and collection, including without limitation necessary renovation and alterations of the Premises, reasonable and actual attorneys' fees and any reasonable and actual real estate commissions paid, and (ii) thereafter toward payment of all sums due or to become due Landlord hereunder. If a sufficient amount to pay such expenses and sums shall not be realized or secured, in Landlord's exercise of reasonable efforts to mitigate its damages (which Landlord hereby agrees to make), then Tenant shall pay Landlord any such deficiency monthly, and Landlord may bring an action therefor as such monthly deficiency shall arise or may consolidate all such deficiency claims in one or more actions. The parties agree that nothing contained herein shall be construed to require Landlord to re-enter and relet in any event, provided that Landlord agrees to act reasonably in mitigating its damages. Landlord shall not, in any event, be required to pay Tenant any sums received by Landlord on a reletting of the Premises in excess of the rent provided in this Lease, but such excess shall reduce any accrued present or future obligations of Tenant hereunder. Landlord's re-entry and reletting of the Premises without termination of this Lease shall not preclude Landlord from subsequently terminating this Lease as set forth below.

          (b)  Terminate Lease. Landlord may terminate this Lease by written
               ---------------
notice to Tenant specifying a date therefor, which shall be no sooner than thirty (30) days following receipt of such notice by Tenant, and this Lease shall then terminate on the date so specified as if such date had been originally fixed as the expiration date of the Term; provided that Landlord shall have previously delivered to Tenant a notice of the occurrence of an Event of Default and Tenant has failed to cure said default within thirty (30) days following receipt of said notice. In the event of such termination, Landlord shall be entitled to recover from Tenant all of the following:

               (i) The "worth at the time of the award" (defined below) of any obligation which has accrued prior to the date of termination; and

               (ii) The "worth at the time of the award" of the amount by which the unpaid Base Rent and all other charges which would have accrued after termination until the time of award exceeds the amount of any sums which Landlord has (or Tenant proves that Landlord could have upon reasonable diligence) received in mitigation.

     As used in this paragraph 30(b), the term, "worth at the time of the award", shall be computed by allowing simple interest at the Default Rate for past due obligations, and a discount rate to net present value of eight percent (8%) on anticipated future obligations, on the amount of the obligations payable on the date of such calculation. In the event this Lease shall be terminated as provided above, by summary proceedings or otherwise, Landlord, its agents, servants or representatives may immediately or at any time thereafter peaceably re-enter and resume possession of the Premises and remove all persons and property therefrom, by summary dispossession proceedings. Landlord shall never be entitled to dispossess the Tenant of the Premises pursuant to any "lock-out" or other nonjudicial remedy. In addition to Landlord's remedies provided above in this paragraph 30, Landlord may seek any equitable relief to which Landlord may be entitled as a result of any Event of Default by Tenant under this Lease, except as specifically limited by this Lease.

          (c)  Reimbursement of Landlord's Costs in Exercising Remedies.
               --------------------------------------------------------
Landlord may recover from Tenant, and Tenant shall pay to Landlord upon demand, such reasonable and actual expenses as Landlord may incur in recovering possession of the Premises, placing the same in good order and condition and repairing the same for reletting, and all other reasonable and actual expenses, commissions and charges incurred by Landlord in exercising any remedy provided herein or as a result of any Event of Default by Tenant hereunder (including without limitation attorneys' fees), provided that in no event shall Tenant be obligated to compensate Landlord for any speculative or consequential damages caused by Tenant's failure to perform its obligations under this Lease.

          (d)  Remedies Are Cumulative. The various rights and remedies reserved
               -----------------------
to Landlord herein, are cumulative, and Landlord may pursue any and all such rights and remedies (but no others), whether at the same time or otherwise (to the extent not inconsistent with specific provisions of this Lease). Notwithstanding anything herein to the contrary, Landlord expressly waives its right to forcibly dispossess Tenant from the Premises, whether peaceably or otherwise, without judicial process, such that Landlord shall not be entitled to any "commercial lockout" or any other provisions of applicable law which permit landlords to dispossess Tenants from commercial properties without the benefit of judicial review.

     13.  Events of Landlord's Default; Tenant's Remedies. Any of the following
          -----------------------------------------------
occurrences, conditions or acts by Landlord shall constitute an "Event of Default": (a) Landlord's failure to make any payments of money due Tenant hereunder within ten (10) days after the receipt of written notice from Tenant that same is overdue (in which event the delinquent amount shall accrue interest at the Default Rate); or (b) Landlord's failure to perform any nonmonetary obligation of Landlord hereunder within thirty (30) days after receipt of written notice from Tenant to Landlord specifying such default and demanding that the same be cured; provided that, if such default cannot with due diligence be wholly cured within such thirty (30) day period, Landlord shall have such longer period as may be reasonably necessary to cure the default, so long as Landlord proceeds promptly to commence the cure of same within such thirty (30) day period and diligently prosecutes the cure to completion and provided further that in the case of an emergency, Tenant shall be required to give only such notice as is reasonable under the circumstances.

     Upon the occurrence of an Event of Default by Landlord, at Tenant's option, in addition to any and all other remedies which it may have at law and/or in equity, and without its actions being deemed an election of remedies or a cure of Landlord's default, Tenant may do all or any of the following: (i) pay or perform such obligations and offset Tenant's reasonable and actual cost of performance, including any and all transaction costs and attorneys' fees, plus interest at the Default Rate, against the Base Rent, CAM Charges and any and all other amounts and charges due Landlord hereunder; provided that, prior to such offset, Tenant has been the prevailing party in an adjudicated proceeding or arbitration (if Landlord has not consented to the offset), with the prevailing party under either such proceeding to be reimbursed its reasonable attorneys' fees and costs incurred in connection with such proceeding; or (ii) sue for damages, including interest, transaction costs and attorneys' fees as specified in subsection (i) above. In the event Landlord actually or constructively evicts Tenant by its actions hereunder constituting an Event of Default, Tenant may, in addition to its other remedies hereunder, seek a termination of this Lease; provided that, prior to any such termination, Tenant shall have delivered to Landlord notice of the occurrence of an Event of Default and Landlord has failed to cure said Event of Default within thirty (30) days following receipt of said notice. As to a breach of the warranties and representations contained in paragraph 19, Tenant shall be entitled to the remedies provided therein, in addition to those remedies provided herein. All amounts, including interest, transaction costs and attorneys' fees, arising out of uncured defaults of Landlord shall constitute liens against Landlord's interest in the Shopping Center, which may be enforced by non-judicial means available under State law, or any other applicable proceedings. The various rights and remedies reserved to Tenant herein are cumulative, and Tenant may pursue any and all rights and remedies, whether at the same time or otherwise.

     14.  Waiver. If either Landlord or Tenant fails to insist on the strict
          ------
observance by the other of any provisions of this Lease, neither shall thereby be precluded from enforcing nor be held to have waived any of the obligations, past, present or future, of this Lease. Either party may accept late payment or performance by the other without waiving any Event of Default which may then have accrued.

     15.  Compliance with Applicable Laws. During the Term, Landlord (with
          -------------------------------
respect to the Shopping Center) and Tenant (with respect to Tenant's use and occupancy of the Premises) shall comply with all lawful requirements of the local, county and state health boards, police and fire departments, municipal, state and federal authorities and any other governmental authorities with jurisdiction over the Shopping Center, and of the board of fire underwriters. Tenant shall be responsible for compliance of the Leasehold Improvements with the American Disabilities Act of 1990 (the "ADA") and Landlord shall be responsible for compliance with the ADA of the remainder of the Shopping Center. In the event that Tenant, within thirty (30) prior days' written notice (except in the case of an emergency, in which event only such notice as is reasonable under the circumstances shall be required) from Landlord or any such authority ordering performance of any such work which Tenant is required to perform in order to remain in, or come into, compliance with any such requirement, fails to perform or diligently commence performance of same with reasonable promptness, Landlord may perform said work and collect the reasonable cost thereof plus interest at the Default Rate from Tenant with the next installment or installments of Base Rent. In the event that Landlord, within thirty (30) prior days' written notice (except in the case of an emergency, in which event only such notice as is reasonable under the circumstances shall be required) from Tenant or any such authority ordering performance of any such work which Landlord is required to perform in order to remain in, or come into, compliance with any such requirement, fails to perform or diligently commence performance of same with reasonable promptness, Tenant may perform said work and deduct the reasonable cost thereof plus interest at the Default Rate from Landlord with the next installment or installments of Base Rent.

     16.  Notices. Any notice permitted or required to be given pursuant to
          -------
this Lease shall be deemed to have been given three (3) business days after mailing a written notice by certified mail, postage prepaid, return receipt requested, or one (1) business day after sending by Federal Express or other comparable overnight express courier service (with proof of receipt available), addressed to the parties as follows:

     If to Tenant:    CIRCUIT CITY STORES, INC.
                      9950 Mayland Drive
                      Richmond, Virginia 23233
                      Attention:  Corporate Secretary

     with a copy to:  CIRCUIT CITY STORES, INC.
                      9950 Mayland Drive
                      Richmond, Virginia 23233
                      Attention:  Vice President of Real Estate

     If to Landlord:  EQUITY PROPERTIES AND DEVELOPMENT LIMITED PARTNERSHIP
                      Two North Riverside Plaza, Suite 1000
                      Chicago, Illinois 60606-2689
                      Attention:  George Touras

or to such other addressees as any party hereto shall from time to time give notice to the other party in accordance with this paragraph.

     1.   Brokers.  Landlord and Tenant each covenant that they have not dealt
          -------
with any real estate broker or finder with respect to this Lease, except for Koll Management Services, Inc., which shall be paid a commission by Landlord pursuant to a separate written agreement. Except for the foregoing, each party shall hold the other party harmless from all damages, claims, liabilities or expenses, including reasonable and actual attorneys' fees (through all levels of proceedings), resulting from any claims that may be asserted against the other party by any real estate broker or finder with whom the indemnifying party either has or is purported to have dealt.

     2.   Miscellaneous.
          -------------

          (a)  Headings and Gender. All paragraph headings, titles or captions
               -------------------
contained in this Lease are for convenience only and shall not be deemed a part of this Lease and shall not in any way limit or amplify the terms and provisions of this Lease. The masculine, feminine or neuter gender and the singular or plural number shall be deemed to include the others whenever the context so requires or indicates.

          (b)  Construction. The parties hereto agree that all the provisions
               ------------
hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof.

          (c)  Waiver of Jury Trial. In the event of any court action arising
               --------------------
out of this Lease, each party hereby expressly waives its right to trial by jury.

          (d)  Relationship of Landlord-Tenant. Nothing contained in this Lease
               -------------------------------
shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent, partnership, joint venture, or any other association between Landlord and Tenant other than the landlord-tenant relationship described herein.

          (e)  Entire Agreement; Merger. This Lease, including all exhibits
               ------------------------
hereto (which are hereby incorporated herein by reference for all purposes), contains the full and final agreement of every kind and nature whatsoever between the parties hereto concerning the subject matter of this Lease, and all preliminary negotiations and agreements of whatsoever kind or nature between Landlord and Tenant are merged herein. This Lease cannot be changed or modified in any manner other than by a written amendment or modification executed by Landlord and Tenant.

          (f)  Attorneys' Fees. In the event either party shall be required to
               ---------------
commence or defend any action or proceeding against any other party by reason of any breach or claimed breach of any provision of this Lease, to commence or defend any action or proceeding in any way connected with this Lease or to seek a judicial declaration of rights under this Lease, the party prevailing in such action or proceeding shall be entitled to recover from or to be reimbursed by the other party for the prevailing party's reasonable and actual attorneys' fees and costs through all levels of proceedings.

          (g)  Partial Invalidity. If any provision of this Lease or the
               ------------------
application thereof to any person or circumstance shall be deemed invalid or unenforceable, the remainder of this Lease and its application to other persons or circumstances shall not be affected by such partial invalidity but shall be enforced to the fullest extent permitted by law as though such invalid or unenforceable provision was never a part hereof.

          (h)  Consents. Any consent or approval granted by either party
               --------
hereunder shall be deemed a consent only as to the matter on which such consent was requested and shall not waive the consenting party's right to give or withhold consent to any subsequent matter.

          (i)  Holidays. If the day on which rent or any other payment due
               --------
hereunder is payable falls on a Sunday or on a legal holiday, it shall be payable on the following business day.

          (j)  Applicable Law. This Lease shall be construed in accordance with
               --------------
the laws of the State, and the parties agree that jurisdiction for all actions hereunder shall lie therein.

          (k)  Successors and Assigns. All rights, obligations and liabilities
               ----------------------
herein given to or imposed upon any party hereto shall extend to the permitted successors and assigns of such party.

          (l)  Counterparts. This Lease may be executed in one or more identical
               ------------
counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes of the effectiveness of this Lease.

          (m)  Trademarks and Trade Names. All trademarks, trade names, service
               --------------------------
marks, sings and all other marks of identification used by Tenant in its business shall at all times remain the exclusive property of Tenant, and Landlord shall have no right, interest in, or title to any of Tenant's trademarks, trade names, service marks, signs or other marks of identification.

     3.   Effectiveness of Lease; Tenant's Right to Terminate.
          ---------------------------------------------------

Notwithstanding the execution of this Lease or any provision hereof to the contrary, the parties hereto agree that the effectiveness of this Lease is expressly conditioned upon the complete satisfaction (or waiver) of each and all of the following conditions:

          (a) Tenant's receipt, simultaneously with or prior to the execution hereof, of an executed "Vendor's Affidavit" and Release of the Phar-Mor Financing Statement of record against the Premises required by Lawyer's Title Insurance Corporation to issue to Tenant a leasehold policy of title insurance for the Shopping Center acceptable to Tenant;

          (b) Receipt by Tenant from Landlord of amendments to the REA's containing terms satisfactory to Tenant, fully execute by the necessary and appropriate parties, in recordable form, upon execution of this Lease. Landlord agrees to use diligent efforts to cause the REA's to be amended in form and substance acceptable to Tenant to modify the building height restriction to allow Tenant's intended construction as shown on the Site Plan (including the elevations attached as part of the Site Plan), delete regulations regarding loading and unloading of trucks and other vehicles and use of loading areas, approve and permit Tenant's signage, and permit construction by Tenant within the Shopping Center during April 1995 and permit construction of exterior signage (including Tenant's alucobond tower) by Tenant on August 5-8, 1996. Tenant agrees to use diligent efforts to (i) complete exterior construction by July 31, 1996 and (ii) limit construction of exterior signage (including Tenant's alucobond tower) to August 5-9, 1996.

          (c) Landlord's delivery of the Premises in the condition specified in this Lease.

          (d) Landlord's representations, warranties and covenants, including but not limited to those set forth in paragraph 19 herein, being true and accurate as of the date of delivery of the Premises.

     The existence of the foregoing conditions is solely for the benefit of Tenant, and Tenant may waive any such condition at its sole discretion by delivering to Landlord a written notice signed by Tenant which specifically states the condition(s) being waived by Tenant.

     Notwithstanding any other provision in this Lease to the contrary, in the event any of the foregoing conditions shall not be met, satisfied or waived, the parties hereto expressly agree that Tenant shall have the right to terminate this Lease in its sole and absolute discretion at anytime prior to the satisfaction or waiver of any such condition by delivering to Landlord a written notice signed by Tenant which states that Tenant is terminating this Lease on account of the failure of one or more of the foregoing conditions; provided, however, that if Landlord does not receive a written notice from Tenant that it is terminating this Lease on account of the failure of one or more of the foregoing conditions on or before June 1, 1996, then Tenant shall be deemed to have waived its right to terminate this Lease pursuant to this paragraph and this paragraph shall be of no further force and effect. In the event of any such termination, the rights and obligations of the parties shall be of no further force and effect and the parties shall have no further liability one to the other (except that the indemnifications set forth in paragraphs 14(i), 19(a)(v) and 19(b)(ii) hereof shall survive such termination) upon Tenant's delivery of said notice to Landlord.

     The delivery of this executed lease by Tenant to Landlord constitutes the offer of the Tenant to the Landlord to bind Landlord and Tenant to the provisions of this Lease, subject to the conditions set forth in this paragraph
37. It is a further condition to the effectiveness of this Lease that upon receipt of the executed Lease from Tenant, the Landlord, without delay, execute and return same to the Tenant in accordance with any instructions delivered by Tenant or its legal counsel. In the event the Landlord fails to immediately execute and return the Lease, the Tenant may at any time after delivery of the Lease provide written notice to the Landlord that Tenant revokes its delivery of the executed Lease and thereupon the Landlord shall be immediately obligated to return to the Tenant all executed original counterparts as well as any copies of this Lease in the possession of the Landlord, and this Lease shall thereafter be null and void.

     1.   Confidentiality. The parties hereto, including, but not limited to,
          ---------------
their heirs, successors, assigns and legal representatives, agree that this Lease may not be recorded and that all such parties hereby agree to use their best reasonable efforts to preserve the confidentiality of this transaction. This confidentiality agreement extends to any developers, bankers, lawyers, accountants, employees, agents or any other persons acting on behalf of the parties hereto. The parties hereto agree to use their best reasonable efforts to avoid discussing with, or disclosing to, any third parties (except those parties listed above) any of the terms, conditions or particulars in connection with this transaction. It is specifically agreed by way of illustration, but not by limitation, that the covenant of confidentiality set forth herein shall not be breached if such information is disclosed in connection with or due to any governmental law or ordinance, but this covenant of confidentiality shall be breached if Landlord, or any of Landlord's developers, bankers, accountants, agents, lenders, lawyers or other similar parties, discloses the content of, or delivers a copy of this Lease to, any third party without the express written consent of all parties to this Lease. Any breach of this confidentiality agreement shall constitute an Event of Default under the terms and provisions of this Lease.

     2.   Ownership of Buildings and Improvements. Throughout the Term of this
          ---------------------------------------
Lease, Landlord shall own and have the right to depreciate the Existing Building and Tenant shall have the right to amortize its costs in constructing the Improvements, and the Building and Improvements shall remain the property of Landlord upon the expiration or sooner termination of the Term of the Lease, excluding only trade fixtures, and furnishings which are movable without significant damage.

     3.   Limitation of Right of Recovery. It is specifically understood and
          -------------------------------
agreed that there shall be no personal liability of Landlord (nor Landlord's beneficiaries, principals, agents, employees, etc.) with respect to any of the covenants, conditions or provisions of this Lease. In the event of a breach or default by Landlord of any of its obligations under this Lease, Tenant shall look solely to the equity (including all rents, profits and proceeds) of Landlord in the Shopping Center for the satisfaction of Tenant's remedies.

     4.   Survival. Notwithstanding anything to the contrary contained in this
          --------
Lease, the expiration of the Term of the Lease, whether by lapse of time or otherwise, shall not relieve either party from its obligations accruing prior to the expiration of the Term.

     5.   Self-Help. In addition to each party's rights of self help set forth
          ---------
elsewhere in this Lease or as provided by law or in equity, if the other party at any time fails to perform any of its obligations under this Lease in a manner satisfactory to the non-defaulting party, then the non-defaulting party shall have the right, but not the obligation, to perform or cause to be performed such obligations on behalf and at the expense of the defaulting party (with prior notice to the defaulting party) and to take all such action the non-defaulting party deems appropriate (in its reasonable discretion) to perform such obligations. In such event, the non-defaulting party's reasonable costs and expenses incurred with respect thereto shall, upon demand, be paid for by the defaulting party. The performance by the non-defaulting party of any such obligation shall not constitute a release or waiver of any of the defaulting party's obligations under this Lease.

     6.   Adjacent Tracts. Landlord hereby agrees and covenants that should it
          ---------------
or any entity, person or party affiliated or related to Landlord, or in which Landlord owns an interest or any party owning an interest in Landlord owns an interest (collectively hereinafter a "related entity"), ever own, lease or otherwise exercise any control over all or part of the land and/or improvements in the Adjacent Tracts, it shall cause the Adjacent Tracts and all occupants or tenants thereof to comply with the terms of this Lease relative to the Shopping Center, including, without limitation, the exclusive use granted to Tenant hereunder and prohibited uses set forth herein, and Landlord further agrees that the definition of "Shopping Center" as used herein shall, upon the vesting of any such interest in the Adjacent Tracts in Landlord or a related entity, thereafter mean and include the Adjacent Tracts.

     WITNESS the following signatures and seals:

                                LANDLORD
                                --------


                                FIRST CAPITAL INSTITUTIONAL REAL ESTATE, LTD.-4, by and through its authorized agent, Equity Properties and Development Limited Partnership, an Illinois limited partnership

ATTEST (WITNESS):


------------------------------  By:------------------------------

                                Name:  Sanford Shkolnik

------------------------------  Title:  President



                                TENANT
                                ------

                                CIRCUIT CITY STORES, INC., a Virginia
                                corporation

ATTEST:

------------------------------  By:------------------------------
                                   Benjamin B. Cummings, Jr.
                                   Vice President